                                                                    EXHIBIT 10.4
                                                                  Execution Copy

                             AMENDED AND RESTATED

                             POWER SALES AGREEMENT

                           Dated as of June 30, 2000

                                    Between

                     Aquila Energy Marketing Corporation,

                             UtiliCorp United Inc.
                                    (Buyer)
                                      and

                             Elwood Energy II, LLC
                                   (Seller)

                               Table of Contents

1.    DEFINITIONS AND INTERPRETATION.......................................................................       1
   1.1   Definitions.......................................................................................       1
   1.2   Interpretation....................................................................................      14
   1.3   Legal Representation of Parties...................................................................      15
   1.4   Titles and Headings...............................................................................      15
   1.5   Order of Precedence...............................................................................      15
2.    TERM AND SURVIVAL....................................................................................      15
   2.1   Term..............................................................................................      15
   2.2   Survival..........................................................................................      16
3.    PROJECT IMPLEMENTATION AND ACHIEVEMENT OF COMMERCIAL OPERATIONS......................................      16
   3.1   Development and Construction......................................................................      16
   3.2   Conditions to Commercial Operations...............................................................      16
   3.3   Late Commercial Operations Date...................................................................      17
   3.4   Commissioning and Test Power......................................................................      20
4.    ELECTRIC ENERGY DELIVERY, DISPATCH AND FORCED OUTAGES................................................      20
   4.1   Delivery of Electric Energy.......................................................................      20
   4.2   Point of Sale.....................................................................................      20
   4.3   Dispatch Rights of Buyer..........................................................................      21
   4.4   Incremental Energy................................................................................      24
   4.5   Forced Outages....................................................................................      24
   4.6   Access to Facility................................................................................      26
   4.7   Delivery of Replacement Power and Substitute Power................................................      27
   4.8   Emergency Conditions..............................................................................      28
5.    METERING; BILLING; PAYMENT...........................................................................      28
   5.1   Metering Electricity..............................................................................      28
   5.2   Adjustment for Inaccurate Meters..................................................................      30
   5.3   Billing...........................................................................................      30
   5.4   Payments..........................................................................................      31
   5.5   Offsets...........................................................................................      31
   5.6   Billing Disputes..................................................................................      31
6.    OPERATION AND MAINTENANCE OF THE FACILITY............................................................      31
   6.1   Standard of Operation.............................................................................      31
   6.2   Permits and Licenses..............................................................................      32
   6.3   Sole Remedy.......................................................................................      32
   6.4   Scheduled Maintenance.............................................................................      32
   6.5   Compressor Wash...................................................................................      33
   6.6   Operating Characteristics.........................................................................      33
   6.7   Records...........................................................................................      34
7.    COMPENSATION.........................................................................................      34
   7.1   Capacity Charge...................................................................................      34
   7.2   Energy Charge.....................................................................................      36

   7.3   Adjustment to Actual Heat Rate for Failure to Meet Guaranteed Heat Rate...........................      38
   7.4   Start Up Charge...................................................................................      39
   7.5   Imbalance Charges.................................................................................      39
   7.6   Rates Not Subject to Review.......................................................................      39
8.    PERFORMANCE TESTS....................................................................................      39
   8.1   Test Procedures...................................................................................      40
   8.2   Buyer Right to Request Testing....................................................................      40
   8.3   Seller Right to Retest............................................................................      40
   8.4   Conditions for Testing............................................................................      40
   8.5   Scheduling of Testing.............................................................................      41
9.    ANCILLARY SERVICES...................................................................................      41
   9.1   Availability of Ancillary Services................................................................      41
   9.2   Operational Considerations........................................................................      41
   9.3   Future Enhancements...............................................................................      41
10.   LIMITATION OF LIABILITY AND EXCLUSIVE REMEDIES.......................................................      41
   10.1     CONSEQUENTIAL DAMAGES..........................................................................      41
   10.2     SOLE REMEDIES FOR FAILURE TO DELIVER OR RELATED BREACHES.......................................      41
   10.3     SOLE REMEDY FOR LATE COMMERCIAL OPERATIONS.....................................................      42
   10.4     SOLE TERMINATION FOR DEFAULT REMEDIES..........................................................      42
   10.5     DIRECT DAMAGES FOR OTHER BREACHES..............................................................      42
11.   DISAGREEMENTS........................................................................................      42
   11.1     Negotiations...................................................................................      42
   11.2     Arbitration....................................................................................      43
   11.3     Costs..........................................................................................      44
   11.4     Settlement Discussions.........................................................................      44
   11.5     Preliminary Injunctive Relief..................................................................      44
   11.6     Obligations to Pay Charges and Perform.........................................................      45
12.   ASSIGNMENT; PROJECT FINANCING; AND TRANSFER OF UNITS.................................................      45
   12.1     Assignment.....................................................................................      45
   12.2     Transfers and Change of Control................................................................      45
   12.3     Consent to Assignment to Lender................................................................      45
   12.4     Potential Changes in Ownership or Control of Aquila............................................      46
   12.5     Transfers Not in Accordance Herewith...........................................................      47
13.   DEFAULT, TERMINATION AND REMEDIES; NOTICE OF DEFAULT.................................................      47
   13.1     Events of Default of Seller....................................................................      47
   13.2     Buyer Default..................................................................................      48
   13.3     Remedies.......................................................................................      48
   13.4     Special Termination for Chronic Poor Availability..............................................      49
14.   REPRESENTATIONS AND WARRANTIES.......................................................................      49
   14.1     Representations and Warranties of Seller.......................................................      49
   14.2     Representations and Warranties of Buyer........................................................      50
15.   INDEMNIFICATION......................................................................................      51
16.   NOTICES..............................................................................................      51
17.   CONFIDENTIALITY......................................................................................      52
18.   SECURITY.............................................................................................      53

   18.1     Seller Guarantees..............................................................................      53
   18.2     Buyer Security.................................................................................      53
19.   FORCE MAJEURE........................................................................................      53
   19.1     Definition.....................................................................................      54
   19.2     Obligations Under Force Majeure................................................................      54
   19.3     Force Majeure Not Forced Outage................................................................      55
   19.4     No Economic Force Majeure......................................................................      55
   19.5     Continued Payment Obligation...................................................................      55
   19.6     Extended Force Majeure Event After Commercial Operations.......................................      56
20.   INTERCONNECTION AND TRANSMISSION.....................................................................      57
   20.1     Facilities.....................................................................................      57
   20.2     Transmission...................................................................................      57
21.   TAXES................................................................................................      57
   21.1     Applicable Taxes...............................................................................      57
   21.2     Contested Taxes................................................................................      57
   21.3     Other Charges..................................................................................      58
22.   MISCELLANEOUS PROVISIONS.............................................................................      58
   22.1     Non-Waiver.....................................................................................      58
   22.2     Relationship of Parties........................................................................      58
   22.3     Successors and Assigns.........................................................................      58
   22.4     Governing Laws.................................................................................      58
   22.5     Counterparts...................................................................................      58
   22.6     Third Party Beneficiaries......................................................................      58
   22.7     Financial Information..........................................................................      58
23.   APPOINTMENT OF AQUILA AS UCU'S AGENT.................................................................      59
   23.1     Appointment....................................................................................      59
   23.2     Presumption of Authority.......................................................................      59
24.   ENTIRE AGREEMENT AND AMENDMENTS......................................................................      59

APPENDICES

Appendix A  Design Limits and Other Dispatch Restrictions
Appendix B  Testing
Appendix C  Communications
Appendix D  Reporting Forms
Appendix E  Equivalent Availability Calculations
Appendix F  Output and Heat Rate Adjustment Curve
Appendix G  Non-Billable Generation
Appendix H  Forms of Guarantees
Appendix I  Scheduled Maintenance Outages
Appendix J  Heat Rate Boundary Diagram and Site/Switchyard Map
Appendix K  Not Used
Appendix L  One Line Diagram
Appendix M  Milestone Schedule

                             AMENDED AND RESTATED

                             POWER SALES AGREEMENT

     THIS AMENDED AND RESTATED POWER SALES AGREEMENT (including Appendices, this "Agreement") dated as of June 30, 2000, is entered into between Aquila Energy Marketing Corporation ("Aquila"), and UtiliCorp United Inc. ("UCU") (Aquila and UCU referred to herein collectively as "Buyer"), and Elwood Energy II, LLC, a Delaware limited liability company ("Seller"); Buyer and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties");

                             W I T N E S S E T H:

     WHEREAS, Seller owns and operates an electric generating facility in Elwood, Illinois and is engaged in the generation and sale of Electric Energy, Capacity and associated Ancillary Services; and

     WHEREAS, Seller is building the Facility which will be located at the Elwood Station; and

     WHEREAS, Seller anticipates the Commercial Operations Date of Units 5 and 6 of the Facility will occur on or prior to June 1, 2001; and

     WHEREAS, Seller and Buyer previously executed a Power Sales Agreement (the "Original Agreement") dated as of June 30, 2000 whereby Buyer shall receive and purchase, and Seller shall deliver and sell the Electric Energy, Capacity and associated Ancillary Services from Units 5 and 6 of the Facility and Replacement Power, pursuant to this Agreement; and

     WHEREAS, the Parties now desire to revise the Original Agreement such that this Amended and Restated Agreement supersede the Original Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

     1.   Definitions and Interpretation.
          ------------------------------

          1.1  Definitions. As used in this Agreement, the terms set forth below
               -----------
in this Section 1 shall have the respective meanings so set forth.

     "ASME" means the American Society of Mechanical Engineers.

    "Actual Heat Rate" for any period shall be the Heat Rate which is determined based upon actual performance of the Facility and the Elwood III Units during such period and calculated by the quotient of the aggregate gas energy consumption in Btus for Units 5 and 6 (not including gas consumed to generate Test Energy, incremental gas consumed (at a Heat Rate above the Net Heat Rate) to generate Incremental Energy to the extent used to offset what would otherwise be a Forced Derating, or gas consumed during Failed Starts), and the Elwood III Units as measured by the Station Fuel Meter divided by the Electric Energy output (in kWh) produced by the same Units and the Elwood III Units during the identical period as measured by the Revenue Meter.

     "Affected Party" has the meaning set forth in Section 19.1.

     "Affiliate" means, when used with respect to any Person, any Person controlling, controlled by or under common control with such Person. For the purposes of this definition, the term "controlling" (and, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

     "Aggregate Delay LD Cap" means $24,567,500, less any Delay Book Out Charges paid by Seller.

     "Ancillary Services" has the meaning set forth in Section 9.

     "Availability Adjustment" has the meaning set forth in Section 7.1.3.

     "Available" means a state in which the Facility is capable of providing full service, whether or not it is actually in operation or in service.

     "Average Summer Partial Peak Availability" means the Equivalent Availability during Partial Peak Hours averaged over all months of a given Summer Period, calculated as:

     1 - [(sum total of FOH + EFDH)/(sum total of Partial Peak period hours)].

     "Average Summer Super Peak Availability" means the Equivalent Availability during Super Peak Hours averaged over all months of a given Summer Period, calculated as:

     1 - [(sum total of FOH + EFDH)/(sum total of Super Peak period hours)].

     "Bankruptcy" means any case, action or proceeding under any bankruptcy, reorganization, debt arrangement, insolvency or receivership law or any dissolution or liquidation proceeding commenced by or against a Person and, if such case, action or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in an order for relief or shall remain undismissed for 90 days.

     "Bankruptcy Event" means with respect to a Party, an assignment by such Party for the benefit of creditors or the filing of a case in Bankruptcy or any proceeding under any other insolvency law under which such Party is debtor in bankruptcy.

     "Base Fuel Charge" means the Fuel Index plus either 10 cents/MMBTU or 15 cents/MMBTU, as applicable under Section 7.2.5.1 or Section 7.2.5.2.

     "Btu" means British thermal unit.

     "Business Day" means each weekday (Monday through Friday) excluding NERC Holidays.

     "Buyer Event of Default" has the meaning specified in Section 13.2.

     "Cap Date" has the meaning specified in Section 3.3.5.

     "Capacity" means the capability measured in kW of Seller to produce Electric Energy at the Facility or deliver Replacement Power to the Point of Delivery or the Replacement Power Delivery Point, as applicable.

     "Capacity Bonus" has the meaning set forth in Section 7.1.4.

     "Capacity Charge" has the meaning set forth in Section 7.1.

     "Capacity Rate" has the meaning set forth in Section 7.1.2

     "Capacity Rate Reduction Amount" has the meaning set forth in Section
3.3.6.

     "Cap Date" has the meaning set forth in Section 3.3.5.

     "Change in Law" means, after the Effective Date, the enactment, adoption, promulgation, modification or repeal or a material modification or change in the administrative or judicial application by any Governmental Agency of any applicable Requirement of Law.

     "ComEd" means Commonwealth Edison Company or its successors and assigns.

     "ComEd/Elwood Switchyard" means that switchyard that provides interconnection services to the Facility as identified Appendix J.

     "Commercial Operations" means that a Unit or the Facility shall have achieved all of the conditions specified in Section 3.2.

     "Commercial Operations Date" means the day on which a Unit or the Facility achieves Commercial Operations.

     "Commercial Operations Delay Period" is the period of time, if any, between the Target COD and the Commercial Operations Date.

     "Commission" or "Commissioning" as applicable, means the test and start up process leading up to Commercial Operations.

     "Compressor Wash" has the meaning set forth in Section 6.5.

     "Confidential Information" has the meaning specified in Section 17.

     "Contract Year" means (i) for the first Contract Year, the period commencing on June 1, 2001 and ending on the December 31 occurring immediately thereafter, and (ii) for all other Contract Years (other than the final Contract
Year), the calendar year, except that the final Contract Year shall be the period from the first day of the calendar year (during which the Term will expire) through the expiration of the Term.

     "Cover Period" means a period during which the Seller is permitted pursuant to this Agreement to deliver or cause to be delivered Replacement Power or Substitute Power to Buyer. Such periods shall include only the following: (i) any time during Commercial Operations Delay Period; (ii) a Forced Outage or a Forced Derating; (iii) a period that could reasonably be likely to result in a Forced Outage or Forced Derating, as a result of which Seller determines, in accordance with Prudent Industry Practices, that safety concerns, potential equipment breakdowns or Unit vibration alarms require the Units to be made unavailable for a period of time necessary to diagnose and remedy such operational problems; or (iv) a Force Majeure Period.

     "Day Ahead Schedule" means Buyer's hour by hour Dispatch schedule for the next calendar day or days, as applicable, as provided to Seller pursuant to
Section 4.3.2.1.

     "Default Rate" means (a) the one-month "LIBOR" as published from time to time in the "Money Rates" section of The Wall Street Journal, plus (b) 4.5% (450 basis points) per annum.

     "Degradation Curves" means the combustion turbine degradation curve(s) as represented by General Electric Bulletin No. 519HA772, Rev. A, dated February 9, 1995.

     "Delay Book Out Charge" has the meaning specified in Section 3.3.2

     "Delay Election" has the meaning specified in Section 3.3.1

     "Delay LDs" has the meaning specified in Section 3.3.3.

     "Design Limits" means the operating specifications listed in Appendix A.
                                                                  ----------

     "Diagnostic Period" has the meaning specified in Section 4.5.3.

     "Differential Transmission Adjustment" means the difference between the cost to Buyer to have Replacement Power delivered from the Replacement Power Delivery Point to Buyer's ultimate customer and the cost Buyer would have incurred to transmit such power from the Point of Delivery to such customer. Such amount may be a negative or positive number and shall be determined in accordance with Section 7.2.4.3.

     "Dispatch" means Buyer's rights to schedule the designated Electric Energy output of the Facility pursuant to Section 4.3 or to schedule the delivery of Replacement Power pursuant to Section 4.7.

     "Dispatch Notification" means that Buyer has notified Seller by telephone conversation of Buyer's Dispatch order in accordance with Appendix C.

     "Dispatcher" means Buyer's authorized representative for Dispatch under this Agreement.

     "DLD Escrow" has the meaning set forth in Section 3.3.5.

     "Dominion" means Dominion Energy, Inc., a Virginia corporation.

     "Downgrade Event" means (i) with respect to a Buyer or Seller Guarantor whose long term unsecured indebtedness is rated by one or both of Standard & Poor's or Moody's, a downgrade in such ratings such that both fall below Investment Grade, and (ii) with respect to a Seller Guarantor that is not rated, a value below $600,000,000 in owner's equity or a ratio of total liabilities to total assets for Dominion that exceeds 72%.

     "EPC Contractor" means the party under contract to Seller to design, engineer, procure, and construct the Facility.

     "Effective Date" means the date of this Agreement.

     "Electric Energy" means all electric energy output from the Facility (net of Facility station service and auxiliaries for the Units and the Elwood III Units) delivered to Buyer by Seller from and after the Commercial Operations Date in accordance with the terms of this Agreement.

     "Elwood Station" means the multi-unit power generation station that includes the Facility and other units, located in Elwood, Illinois owned by Seller and its Affiliates.

     "Elwood III Units" means Units 7 and 8 at Elwood Station.

     "Emergency Condition" means a condition or situation which (i) in the sole judgment of the Interconnected Utility presents an imminent physical threat of danger to life, or significant threat to health or property (including in the ComEd/Elwood Switchyard), (ii) in the sole judgment of the Interconnected Utility could cause a significant disruption on or significant damage to the Interconnected Utility's System (or any material portion thereof) or the transmission system of a third party (or any material portion thereof), (iii) in the reasonable judgment of Seller presents an imminent physical threat of danger to life, or significant threat to health or property (including in the ComEd/Elwood Switchyard) or (iv) in the reasonable judgment of Seller could cause significant damage to the Facility (or any material portion thereof).

     "Energy Charge" has the meaning set forth in Section 7.2.

     "Energy Rate" means, individually or collectively, as the context requires, the Replacement Power Energy Rate, the Incremental Energy Rate, the Facility Electric Energy Rate, or the Test Energy Rate.

     "Equivalent Availability" has the meaning set forth in Appendix E.
                                                            ----------

     "Equivalent Forced Derated Hours" or "EFDH" has the meaning set forth in Appendix E.

     "Escrow Agreement" has the meaning specified in Section 3.3.5.

     "Extension Term" has the meaning set forth in Section 2.1.

     "Facility" means the natural gas fueled electric generation plant consisting of two GE Frame 7 FA combustion turbines designated as Units 5 and 6, together with appurtenant facilities, and having a total net output estimated to be approximately 303,560 kWs located at the Elwood Station.

     "Facility Electric Energy Rate" has the meaning set forth in Section 7.2.

     "Failed Start" means an attempted start up of a Unit whereby Seller initiates the Start Up Sequence but does not achieve a Start Up.

     "FERC" means the Federal Energy Regulatory Commission.

     "Final Commercial Operations Date" means June 1, 2002, as such date may be extended pursuant to Section 19, in which case such date shall be extended by the period during which a Force Majeure Event impairs or precludes the performance by a Party of its obligations hereunder, but in no event beyond June 1, 2003.

     "First Outage Notice" has the meaning set forth in Section 4.5.1.

     "Force Majeure Event" has the meaning set forth in Section 19.1.

     "Force Majeure Period" means any period during which a Force Majeure Event affecting Seller occurs that precludes wholly or in part the capability of the Facility to deliver Electric Energy and Capacity as required hereunder.

     "Forced Derating" has the meaning set forth in Appendix E.
                                                    ----------

     "Forced Outage" has the meaning set forth in Appendix E.
                                                  ----------

     "Forced Outage Hours" or "FOH" has the meaning set forth in Appendix E.
                                                                 ----------

     "Four Month Date" has the meaning set forth in Section 3.3.6.

     "Fuel Charge" means the Base Fuel Charge plus the applicable surcharge, if any, imposed pursuant to Section 7.2.5.3.

     "Fuel Index" means the index as published in Gas Daily - "Midpoint,
                                                  ---------
Chicago-LDCs, Large e-us" - for the day of Energy delivery to Buyer. If this index ceases to be published the Parties shall select a mutually agreeable substitute index designed to track the market price of gas in the Chicago area for large end users for next day service.

     "Fuel Metering Point "means the Station Fuel Meter identified in Appendix
J.

     "GDP-IPD" means the Gross Domestic Product - Implicit Price Deflator as published in the National Income and Product Account by the U.S. Department of Commerce.

     "Government Agency" means any federal, state, local, territorial or municipal government, governmental department, commission, board, bureau, agency, instrumentality, judicial or administrative body (or any agency, instrumentality or political subdivision thereof) having jurisdiction over the Buyer, Seller, the Facility, or the Interconnected Utility.

     "Governmental Approval" means any authorization, consent, approval, license, ruling, permit, exemption, filing, variance, order, judgment, decree, publication, notice to, declarations of or with or regulation by or with any Government Agency relating to the acquisition, ownership, occupation, construction, Commissioning , operation or maintenance of the Units and the Facility or to the execution, delivery or performance of this Agreement.

     "Gross Margin" shall mean the reasonable documented actual sales proceeds at Prevailing Market Prices for energy and/or capacity, less Transaction Costs, less (i) the Facility Electric Energy Rate or (ii) in the case of Incremental Energy, $100/MWh.

     "Guaranteed Availability" means the Guaranteed Non-Summer On Peak Availability, the Guaranteed Summer Partial Peak Availability or the Guaranteed Summer Super Peak Availability for the applicable period.

     "Guaranteed Heat Rate" means 10,787 Btu/kWh (HHV), new and clean at Reference Conditions.

     "Guaranteed Non-Summer On Peak Availability" shall be equal to 97%.

     "Guaranteed Ramp Rate" has the meaning set forth in Appendix A.
                                                         ----------

     "Guaranteed Start-Up Time" has the meaning set forth in Appendix A.
                                                             ----------

     "Guaranteed Summer Partial Peak Availability" shall be equal to 97%.

     "Guaranteed Summer Super Peak Availability" shall be equal to 97%.

     "Heat Rate" means the efficiency expressed as the amount of Btus of natural gas consumed to generate a kwh of electric energy.

     "Heat Rate Credits" has the meaning set forth in Section 7.3.2.

     "ISO" or "Independent System Operator" means any Person, other than ComEd, that becomes responsible as system operator for the Interconnected Utility System.

     "Imbalance Charge" means a charge for oversupply or undersupply of Electric Energy incurred pursuant to Schedule 4 of ComEd's Open Access Transmission Tariff or the Interconnection Agreement.

     "Incremental Energy" has the meaning set forth in Section 4.4.

     "Incremental Energy Rate" has the meaning set forth in Section 7.2.

     "Individual Fuel Meter" means the meter located as indicated in Appendix J, measuring gas consumption of an individual Unit or similar meters on the Elwood III Units.

     "Initial Net Heat Rate" means the Net Heat Rate as tested in the final performance testing for each Unit under the contract with the EPC Contractor averaged over the Units and the Elwood III Units with evaporative coolers in service as corrected to Reference Conditions in accordance with Appendix B.

     "Initial Term" has the meaning set forth in Section 2.1.

     "Interconnection Facilities" means the interconnection facilities that will connect the Facility with the Interconnected Utility System, as more fully described in the Interconnection Agreement.

     "Interconnected Utility" means ComEd or its successors and assigns; such assigns may include an ISO or any other entity operating a control area that includes the Interconnected Utility System.

     "Interconnected Utility System" means the electric transmission and distribution system owned by ComEd and its Affiliates, or their successors and assigns; such assigns may include assignment of operations to an ISO which shall then mean that Interconnected Utility System operated by such ISO.

     "Interconnection Agreement" means the Interconnection Agreement to be agreed to and executed between the Interconnected Utility and Seller with respect to the Facility.

     "Interconnection Facilities" means the interconnection facilities that will connect the Facility with the Interconnected Utility System, as more fully described in the Interconnection Agreement.

     "Investment Grade" means a rating on the long term unsecured indebtedness of an entity of at least Baa3 from Moody's or at least BBB- from Standard & Poor's.

     "kW" means kiloWatt

     "KWh" means kiloWatthour.

     "Lenders" means with respect to the Seller (i) any person or entity that, from time to time, has made loans to the Seller, its permitted successors or permitted assigns for the financing or refinancing of the Facility or the marketing of the Electric Energy, Capacity or Ancillary Services of the Facility or which are secured by the Facility, (ii) any holder of indebtedness of the Seller, (iii) any person or entity acting on behalf of such holder(s) to which any holders' rights under financing documents have been transferred, any trustee or agent on behalf of any such holders, or (iv) any Person who purchases the Facility in connection with a sale-leaseback or other lease arrangement in which the Seller is the lessee of the Facility pursuant to a net lease.

     "Liabilities" has the meaning set forth in Section 15.

     "MMBtu" means million Btus.

     "MW" means megaWatt.

     "MWh" means megaWatthour.

     "MAIN" means the Mid-America Interconnected Network, or its successors.

     "Monthly Adjustment Factor" means, with respect to the calculation of the Availability Adjustment, 18% for the month of June, 32% for the month of July and 32% for the month of August.

     "Moody's" means Moody's Investors Service, or its successor.

     "NERC" means the North American Electric Reliability Council, or its successor.

     "NERC Holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and other holidays observed by NERC.

     "Net Dependable Capacity" means the net aggregate generating capacity measured in kWs of both Units of the Facility, based upon demonstrated output (net of station service and auxiliaries for the Units and the Elwood III Units) achieved during capacity testing of the Facility pursuant to Section 8.1 and Appendix B, adjusted by the Degradation Curves and to Reference Conditions;
----------
provided, however, that prior to the Commercial Operations Date, the Net Dependable Capacity of the Facility shall be deemed to be 303,560 kW, at Reference Conditions.

If one Unit achieves Commercial Operations prior to the other Unit, then for the period when only one Unit is in Commercial Operations, Net Dependable Capacity for all purposes other than calculation of Capacity Charges shall mean the net dependable capacity of such Unit.

     "Net Heat Rate" means the Heat Rate established by periodic testing of the Units and the Elwood III units as corrected with the Degradation Curve to Reference Conditions pursuant to Appendix B.

     "Nicor" means Northern Illinois Gas Company, or its successors.

     "Non-Billable Generation" has the meaning specified in Section 5.1 and shall be calculated in accordance with Appendix O.

     "Non-Summer On Peak Hours" means during the Non-Summer Period, the hour ending 0700 Central Time through the hour ending 2200 Central Time, Monday through Friday, excluding NERC holidays.

     "Non-Summer Period" means September 1 through May 31.

     "OEM" means the original equipment supplier.

     "On Peak Hours" means (i) during the Summer Period, the hour ending 0700 Central Time through the hour ending 2200 Central Time, Monday through Saturday, excluding NERC Holidays and (ii) during the Non-Summer Period, the hour ending 0700 Central Time through the hour ending 2200 Central Time, Monday through Friday, excluding NERC Holidays.

     "Outage Book Out Charge" has the meaning set forth in Section 4.5.1.

     "Outage Election" means Seller's election during any Cover Period either to provide Replacement Power or cause to be provided Substitute Power in accordance with Section 4.7.3.

     "Partial Peak Hours" means, during the Summer Period, the hour ending 0700 through the hour ending 1100 and the hour ending 2000 through the hour ending 2200, Central Time, Monday through Saturday, excluding NERC holidays.

     "Pecorp" means Peoples Energy Corporation, an Illinois corporation.

     "Period Hours" or "PH" has the meaning set forth in Appendix E.

     "Permitted Assignee" means a Person having at least five (5) years experience in the operations and maintenance of electrical generation facilities similar to the Facility and having a level of creditworthiness equivalent to Seller and Seller Guarantors, which Person shall be reasonably acceptable to Buyer.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, entity, government or other political subdivision.

     "Per Unit Delay LD Cap" means $12,283,750, less any Delay Book Out Charges paid by Seller in respect of the applicable Unit.

     "Point of Delivery" means, for Electric Energy delivered from a Unit, the point of interconnection between the Facility and the Interconnected Utility System in the ComEd/Elwood Switchyard, as identified in Appendix J.

     "Post COD Test Energy" means Test Energy generated on and after the Commercial Operations Date.

     "Pre COD Test Energy" means Test Energy generated before the Commercial Operations Date.

     "Prevailing Market Price" means the best price available to Buyer (i.e., highest price when Buyer markets Test Energy and Incremental Energy and lowest price when Buyer procures Substitute Power) actually obtained for energy or capacity (taking into account the type, reliability, and duration and other relevant attributes of such energy or capacity), which shall be obtained through commercially reasonable efforts, as evidenced, upon request of Seller, by documentation of such price, unless and until an index or other mechanism mutually acceptable to the Parties is created and agreed upon by the Parties to serve as the Prevailing Market Price.

     "Prudent Industry Practice" means any of the practices, methods, standards and acts required or approved by any ISO or engaged in or approved by a significant portion of the electric generation industry in the geographic region covered by MAIN during the relevant time period, or any of the practices, methods, standards and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the geographic region covered by MAIN and which generally conform to operation and maintenance standards recommended by the OEM, the Design Limits, and Government Approvals.

     "Rating Category" means a letter category rating for long term unsecured indebtedness of an entity (e.g. Aaa, Aa, A, Baa, Ba, and so on in the case of Moody's and AAA, AA, A, BBB and so on in the case of Standard & Poor's), disregarding in each case any numerals or other modifiers appended to such rating.

     "Reference Conditions" means ambient atmospheric temperature of 95 degrees Fahrenheit (dry-bulb), 60% relative humidity, adjusted for elevation above mean sea level.

     "Reference Heat Rate" shall be determined for each hour using the turbine OEM's heat rate performance curves adjusted to site elevation, ambient conditions, load factor and Degradation Curves and as provided in Appendix F.

     "Replacement Power" (i) prior to the Commercial Operations Date, means electric Capacity and electric energy provided by Seller from time to time to Buyer from sources (including from other units at the Elwood Station) other than the Facility and (ii) after the Commercial Operations Date, means electric energy provided by Seller from time to time to Buyer from sources (including other units at the Elwood Station) other than the Facility.

     "Replacement Power Delivery Point" means the point where Replacement Power is delivered to Buyer, at a point or points that are acceptable to Buyer, such acceptance not to be unreasonably withheld or delayed, unless the Replacement Power Delivery Point shall be the same as the Point of Delivery, in which case it shall be deemed to be acceptable to Buyer.

     "Replacement Power Energy Rate" has the meaning set forth in Section 7.2.2

     "Requested Load Delivery Time" means the designated time in Buyer's Dispatch schedule for a Unit to be generating at a specified level.

     "Requirement of Law" means any applicable federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any federal, state, local or other Governmental Agency (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

     "Revenue Meter" means the meter which measures power flow into the main step up transformer of each Unit and similar meters on the Elwood III Units at a point after auxiliary loads are withdrawn from the bus.

     "Scheduled Maintenance Outage" means the time period during which a Unit or any portion of the Facility is removed from service to perform work on specific components based upon manufacturer's recommended schedules in accordance with
Section 6.4.

     "Scheduling Fees" means the charge of Buyer to Seller for scheduling Test Energy and Incremental Energy, which shall equal $1.00 per MWh.

     "Second Outage Notice" has the meaning set forth in Section 4.5.3.

     "Seller Event of Default" has the meaning specified in Section 13.1.

     "Seller Guarantees" has the meaning specified in Section 18.1.

     "Seller Guarantor" means Dominion or Pecorp.

     "Site" means the real property on which the Units are located.

     "Size of Reduction" has the meaning set forth in Appendix E.

     "Standard & Poor's" means Standard & Poor's Rating Group a division of McGraw-Hill, Inc. or its successor.

     "Start Up" means the initiation of the Start Up Sequence followed by the applicable Unit's generating at least 60% of the Net Dependable Capacity.

     "Start Up Charge" has the meaning set forth in Section 7.4.

     "Start Up Sequence" means the normal sequence of events, beginning with the cranking process, in order to achieve Start Up.

     "Station Fuel Meter" means the Nicor fuel meter common to Units 5 and 6 and to the Elwood III Units.

     "Substitute Power" (i) prior to the Commercial Operations Date means electric energy and capacity (ii) after the Commercial Operations Date, electric energy, in each case obtained by Buyer at the direction of Seller in accordance with Section 4.7.3.

     "Substitute Power Cost Credit" is a credit adjustment to Buyer for its reasonable costs to acquire Substitute Power at the direction of Seller and as calculated in accordance with Section 7.2.4.3.

     "Summer Average Availability" means the Equivalent Availability for all Summer On Peak Hours in each month during the Summer Period of any given Contract Year, averaged over such three months.

     "Summer Period" means the period from June 1 through August 31 of each Contract Year.

     "Summer Off Peak Hours" means all hours in the Summer Period other than On Peak Hours.

     "Summer On Peak Hours" means all Super Peak Hours and Partial Peak Hours.

     "Super Peak Hours" means, during the Summer Period, the hour ending at 1200 Central Time and through the hour ending 1900 Central Time, Monday through Saturday, excluding NERC holidays.

     "Target COD" means June 1, 2001, as such date may be extended day-for-day due to Force Majeure Events as and to the extent permitted by Section 19 or for days covered by a Delay Book Out Charge pursuant to Section 3.3.3.

     "Term" has the meaning specified in Section 2.1.

     "Test Energy" means electricity generated during a test at a time when the tested Unit would not be Dispatched by Buyer to generate but for the running of the test.

     "Third Party Damages" has the meaning set forth in Section 4.7.4.

     "Threshold Heat Rate" is 10,759 Btu/KWh, new and clean at Reference Conditions.

     "Transaction Costs" means reasonable documented transaction costs associated with the sale and marketing of Electric Energy or Test Energy, as applicable, including and limited to transmission costs (or fees or charges imposed by a third party in lieu of or in addition to such transmission costs in accordance with common industry practice), transmission line losses, Scheduling Fees and ancillary service charges.

     "Unit" means either of the GE frame 7FA gas-fired turbine generator units of the Facility subject to Dispatch by Buyer under this Agreement, i.e., numbers five (5) and six (6).

     "Variable O&M Rate" means $1.00/MWh (as of June 1, 1999), and as adjusted on the anniversary of the first and each subsequent Contract Year by the annual change in the GDP-IPD.

          1.2  Interpretation.  In this Agreement, unless a clear contrary
               ---------------
intention appears:

               1.2.1 the singular number includes the plural number and vice versa;

               1.2.2 reference to any Person includes such Person's successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

               1.2.3  reference to any gender includes each other gender;

               1.2.4 reference to any agreement (including this Agreement), document, instrument or tariff means such agreement, document, instrument or tariff as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

               1.2.5 reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder;

               1.2.6 reference to any Section or Appendix means such Section of this Agreement or such Appendix to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

               1.2.7 "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

               1.2.8 "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

               1.2.9 relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including"; and

               1.2.10 reference to time shall always refer to prevailing Central Time, i.e., standard time or daylight time as applicable in Elwood, Illinois.

               1.2.11 wherever this Agreement speaks in terms of both Units (or the Facility), and the context of a provision requires application to only one Unit, then such provision and operative terms or amounts relating thereto shall be appropriately construed or prorated, as appropriate.

          1.3  Legal Representation of Parties. This Agreement was negotiated by
               --------------------------------
     the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof or thereof.

          1.4  Titles and Headings. Section and Appendix titles and headings in
               -------------------
     this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

          1.5  Order of Precedence. In the event of a conflict between any of
               -------------------
the terms of this Agreement, the conflict shall be resolved by giving priority to the terms in the following order of precedence: (1) Sections 1-23, (2) Appendix E, (3) Appendix A, and (4) the remaining Appendices in the order in which they appear in this Agreement.

     2.   Term and Survival
          -----------------

          2.1  Term. This Agreement shall have a term (the "Term") commencing on
               ----
     the Effective Date and ending on August 31, 2016 (the "Initial Term") unless otherwise extended or terminated in accordance with the provisions of this Agreement. The Buyer shall have the unilateral right to extend the Initial Term for a five (5) year period (or such other period as the Parties mutually agree) (the "Extension Term") provided the Buyer notifies Seller in writing by September 1, 2014 of its desire to so extend.

          2.2  Survival. The provisions of Section 1 (Definitions and
               --------
     Interpretation), Section 6.7 (Records), Section 10 (Limitation of Liability and Exclusivity of Remedies), Section 11 (Disagreements), Section 13 (Default, Termination and Remedies), Section 15 (Indemnification), Section 17 (Confidentiality), Section 18 (Security), Section 22 (Miscellaneous), and Section 24 (Entire Agreement and Amendments) shall survive the termination of this Agreement.

     2.   Project Implementation and Achievement of Commercial Operations.
          ---------------------------------------------------------------

          3.1  Development and Construction (w) Development. Seller shall (i)
               --------------------------------------------
     use all commercially reasonable efforts to develop, engineer, procure, construct, and Commission the Facility, (ii) achieve the Commercial Operations Date on or prior to the Target COD, and (iii) apply for and obtain all Governmental Approvals and all renewals thereof as are required for Seller to perform its obligations under this Agreement, including air emissions permits.

               3.1.2   Construction. Seller shall complete, or cause the
                       ------------
     completion of, the design, construction, installation, and Commissioning of the Facility in a manner consistent with Prudent Industry Practices.

               3.1.3   Status Report. Starting thirty (30) days after the
                       -------------
     Effective Date, Seller shall report to Buyer, each month, on the construction status, fuel supply and transportation status, and shall provide a report on Seller's progress toward achieving the milestone schedule included in Appendix M. Such report shall, at a minimum, provide a schedule showing Facility permit status, items completed and to be completed, the expected Commercial Operations Date, and the estimated percentage of completion for the Facility.

          3.2  Conditions to Commercial Operations.  The occurrence of
               -----------------------------------
Commercial Operations of a single Unit or the Facility is contingent upon Seller providing evidence reasonably acceptable to Buyer of the satisfaction or occurrence of all of the following conditions:

               3.2.1   Communications. The Facility (or single Unit as
                       --------------
     applicable) has demonstrated the reliability of any communications systems and equipment for communications with the Interconnected Utility's system control center required to be provided by Seller pursuant to this Agreement prior to the Commercial Operations Date.

               3.2.2   Tests. Seller shall perform a heat rate and capacity test
                       -----
     in accordance with Appendix B of a Unit or Units. In conjunction with such test each tested Unit shall operate continuously for a minimum of four (4) consecutive hours synchronized to the Interconnected Utility System at a level equal to at least 288 MW if for both Units and 144 MW if for one Unit, and each Unit has successfully completed five (5) consecutive Start Ups and shutdowns.

               3.2.3   Security.  Seller security arrangements meeting the
                       --------
     requirements of Section 18.1 shall have been established.

               3.2.4   Fuel Supply and Transportation. Seller shall have entered
                       ------------------------------
     into fuel supply and transportation arrangements of a sufficient level of firmness so as to permit Buyer to Dispatch the Unit or Units in accordance with the terms of this Agreement. Seller shall be deemed to satisfy this condition if Seller has in place an agreement for balancing services similar in all material respects to the NICOR Transportation and Balancing Agreement for units 1-4 at the Elwood Station. Construction of pipeline facilities and improvements necessary for operation of the Facility has been completed.

               3.2.5   Seller Certification.  Seller has delivered a certificate
                       --------------------
     stating that (1) the Unit has been completed in all material respects (excepting, e.g., punch list items that do not materially adversely affect the ability of the Unit or Units to operate in accordance with Prudent Industry Practice), (2) the Unit or Units has been designed and constructed and all conditions have been satisfied so as to permit Buyer to Dispatch the Unit or Units pursuant to the terms of the Agreement, and (3) that adequate levels of insurance coverage of the types and with the limits for electrical generation facilities similar to the Facility have been purchased by Seller that are usual and customary in accordance with Prudent Industry Practice.

               3.2.6   Opinion of Counsel. An opinion of Seller's counsel has
                       ------------------
     been rendered that all permits, licenses, approvals, and other Governmental Approvals required for the construction and operation of the Facility in accordance with this Agreement have been obtained.

               3.2.7   Interconnection. The electrical interconnection of the
                       ---------------
     Facility to the Interconnected Utility System has been completed in accordance with Prudent Industry Practice sufficient to permit Buyer to Dispatch the Unit or Units in accordance with this Agreement.

          3.3  Late Commercial Operations Date. Seller anticipates that the
               -------------------------------
Commercial Operations Date for each Unit will occur no later than the Target
COD.

               3.3.1   COD Delays. If the Commercial Operations Date for a Unit
                       ----------
     does not occur prior to 1000 Central Time on the Target COD and if Seller fails to deliver or cause to be delivered Replacement Power or Substitute Power in accordance with Section 4.7.3 or to agree to Buyer's Delay Book Out Charge as described in Section 3.3.2, Seller shall be liable to Buyer for Delay LDs per Unit per day for the period of the delay.

               3.3.2   Delay Book Out Charge. Seller may request that Buyer
                       ---------------------
     provide Seller a Delay Book Out Charge, which request shall be made by Seller no later than noon sixteen (16) Business Days prior to the Target COD, and by noon every seventh (7/th/) day thereafter, if necessary. Within twenty four (24) hours of Seller's request, Buyer shall provide Seller a quote in dollars at a mutually agreeable time for the first seven (7) days of the Commercial Operations Delay Period (a "Delay Book Out Charge").

     Immediately upon Seller's receipt of the quoted Delay Book Out Charge, Seller shall notify Buyer as to whether Seller elects to pay Delay LDs, provide Replacement Power, request Buyer to procure Substitute Power or accept the Delay Book Out Charge (the "Delay Election"). Upon acceptance and payment of the Delay Book Out Charge by Seller, Seller shall be released from any liability for Delay LDs for the first seven (7) days of the Commercial Operations Delay Period and the Target COD shall be delayed by seven (7) days for all purposes other than initiation of Capacity Charges. Seller shall pay Buyer the Delay Book Out Charge within ten (10) days thereafter and may offset such amount against the Capacity Charges due for the period to which the Delay Book Out Charge applies, with such offset discharging Buyer's obligation to pay Capacity Charges to the extent so offset. Subsequent to the Delay Election, if Seller anticipates that the Commercial Operations Date will not occur by the Target COD, Seller may repeat the process for the Delay Election set forth above. If Seller rejects the Delay Book Out Charge, then Seller shall be liable for Delay LDs until the earlier to occur of (a) the time at which Seller begins to deliver or causes to be delivered Replacement Power, (b) the Commercial Operations Date, or (c) the first day of the seven (7) day period to which a subsequent Delay Book Out Charge applies. Any amounts paid by Seller for Delay Book Out Charges shall be deducted from both the Aggregate LD Cap and pro rata from the Per Unit LD Cap for the applicable Unit(s). To the extent that a Unit is capable of delivering and delivers any Electric Energy during a period covered by a Delay Book Out Charge, such Electric Energy shall be purchased by Buyer at a price equal to the Facility Electric Energy Rate plus 80% of the Gross Margin, if the Prevailing Market Price less Transaction Costs exceeds the Facility Electric Energy Rate.

               3.3.3   Amounts of Delay LDs. Liquidated damages ("Delay LDs")
                       --------------------
     shall accrue at the rate of $100,000 per Unit per day during June, $225,000 per Unit per day during July, $200,000 per Unit per day during August; and for all other months, the prorated daily portion of the applicable month's Capacity Charges per Unit per day, provided however, in no event shall Delay LDs (x) be assessed for the day on which the Commercial Operations Date occurs if it occurs prior to 10:00 a.m. on such day or (y) exceed Per Unit LD Cap, or the Aggregate LD Cap as applicable. Delay LDs shall be offset against Capacity Charges as they come due.

               3.3.4   Interest on Deferred Amounts and Offsets. To the extent
                       ----------------------------------------
     that accrued Delay LDs exceed the Capacity Charges that would have been paid currently if the Facility or a Unit had achieved Commercial Operations on the Target COD, such amounts shall accrue interest at the Default Rate until recovered by Buyer through offsets against Capacity Charges as they come due.

               3.3.5   DLD Escrow. Notwithstanding the foregoing, if the
                       ----------
     Commercial Operations Date for one or both Units has not occurred on or before the date (the "Cap Date") that Seller has incurred an aggregate amount of Delay LDs equal to the Per Unit Delay LD Cap (in the case of one
     Unit) or the Aggregate Delay LD Cap (in the case of both Units), then Seller shall, within seven (7) Business Days after the Cap Date, establish and fund (in cash) an escrow with an A-rated bank (the "DLD Escrow") in an initial amount equal to the gross amount of accrued Delay LDs, plus interest accrued at the Default Rate less offsets of Capacity Charges accrued as of the date the DLD Escrow is funded. If and to the extent Seller fails to establish and/or fully fund the DLD Escrow, the Buyer may draw on the Seller Guarantees for the amount of Delay LDs (plus interest accrued thereon at the Default Rate) not paid or placed in escrow as required by this Section 3.3.5. Upon the Commercial Operations Date, Seller shall be entitled to withdraw from the DLD Escrow an amount equal to the Capacity Charges that accrued from and after the date the DLD Escrow was funded up to and including the Commercial Operations Date. Seller may make subsequent withdrawals each month in an amount equal to such month's Capacity Charges that would be due from Buyer but for offsets pursuant to
     Section 3.3 until the principal balance in the DLD Escrow is zero. Upon the closing of the account by Seller, Seller shall pay to Buyer an amount equal to the interest that would have been earned on such account at the Default Rate of interest and any funds remaining in the account shall exclusively belong to Seller. At no time shall Buyer be entitled to receive the funds in the account.

               3.3.6   Extended COD Delays. If the Commercial Operations Date
                       -------------------
     for a Unit has not occurred on or before the date that is 120 days after the Target COD (as extended day-for-day for a Force Majeure Event) (the "Four Month Date"), then the applicable Capacity Rate shall be reduced (the "Capacity Rate Reduction") by an amount equal to $.01 KW-month multiplied by a fraction, the numerator of which is the number of days from the Four Month Date to the Commercial Operations Date and the denominator of which is thirty (30) days. The Capacity Rate Reduction shall take effect beginning with the later to occur of (i) June 1 of the second Contract Year and (ii) the Commercial Operations Date, and continue for the remainder of the Term.

               3.3.7   Termination for Extended Delay. Buyer may terminate this
                       ------------------------------
     Agreement with regard to a Unit if the Commercial Operations Date for such Unit is not achieved by June 1, 2002, except to the extent such delay is caused by a Force Majeure Event, in which case such termination date shall be extended by the Force Majeure Period, but in no event beyond June 1, 2003 (provided, however, that Buyer may terminate this Agreement following
           --------  -------
     a Force Majeure Period lasting twelve months or more, unless Seller closes on financing for the Facility by May 31, 2002). If this Agreement is terminated with regard to a Unit(s) pursuant to this Section 3.3.7 for failure to achieve the Commercial Operations Date by June 1, 2002, (i) Buyer's sole remedy for damages and Seller's sole liability for damages shall be for Buyer to offset Delay LDs against Capacity Charges accrued and not paid to Seller prior to termination and to receive the Default Rate of interest on Delay LDs accrued in excess of Capacity Charges due at any given time until such Delay LDs are received by Buyer through offsets against Capacity Charges and (ii) Seller shall have no obligation to pay Delay LDs accrued during any Commercial Operations Delay Period except as an offset against Capacity Charges due from Buyer. If this Agreement is terminated pursuant to this Section 3.3.7, neither Party shall have any liability to the other Party whatsoever (including liability for previously accrued Delay LDs or Capacity Charges, but excluding liability in respect of Delay Book Out Charges and interest accrued on the DLD Escrow at the Default Rate).

          3.4  Commissioning and Test Power. Seller anticipates that prior to
               ----------------------------
its Commercial Operations Date each Unit will require between 50-100 hours for Commissioning purposes during which Seller will generate Pre COD Test Energy. Buyer shall purchase all Pre COD Test Energy at Pre COD Test Energy Rates as provided in Section 7.2.4. Seller will provide a test schedule prior to each test, and Buyer will advise Seller its estimate of Prevailing Market Prices for Pre COD Test Energy prior to the scheduled start of the testing. Seller shall have no right to sell the Pre COD Test Energy to third parties.

     4.   Electric Energy Delivery, Dispatch and Forced Outages Delivery of
          -----------------------------------------------------------------
Electric Energy. Subject to the terms and conditions of this Agreement, Seller
---------------
shall sell, make available and deliver at the Point of Delivery and Buyer shall receive and purchase from Seller at the Point of Delivery, Electric Energy as Dispatched by Buyer. Consistent with the terms of this Agreement, Electric Energy shall be generated and delivered from the Facility and may include Incremental Energy.

               4.1.1   Operation in Accordance with Buyer Dispatch. Buyer shall
                       -------------------------------------------
     not be obligated to receive or purchase any Electric Energy from Seller except (a) such Electric Energy as is Dispatched by Buyer and (b) Test Energy. Seller shall not operate either Unit except in response to a Dispatch order from Buyer other than (i) for testing purposes prior to the Commercial Operations Date pursuant to Section 3.4, (ii) for testing purposes after the Commercial Operations Date scheduled in accordance with
     Section 8.1, or in connection with a Scheduled Maintenance Outage, Forced Derating or Forced Outage or to analyze performance of a Unit or its components; (iii) for Seller's rights to sell to third parties pursuant to
     Section 13.3.2 or (iv) pursuant to instructions from the Interconnected Utility in accordance with Section 6.6.2 and the Interconnection Agreement. Notwithstanding the above, when a Unit is operating, Seller or its Affiliates may consume electric energy from that Unit for Start-Up of the other Unit of the Facility or other units at the Elwood Station, subject to a credit for the value of such electric energy as set forth in Section 5.1. Seller shall not sell Electric Energy or Capacity to any Person other than
     (a) Buyer, (b) Interconnected Utility pursuant to the requirements of the Interconnection Agreement, or (c) third parties as permitted under Section 13.3.2.

               4.1.2   Quality of Electric Energy. All Electric Energy shall be
                       --------------------------
     measured by the Revenue Meter and shall meet the specifications of the Interconnected Utility. In the event that electricity delivered by Seller hereunder fails to conform to the specifications of the Interconnected Utility, Seller shall (as soon as reasonably practicable after becoming aware thereof) notify Buyer of the same and of its best good faith estimate of the duration and extent of such failure to conform, and Seller shall attempt to cure such failure as soon as reasonably practicable thereafter. If Seller is unable to deliver electricity to Buyer in accordance with the terms of this Agreement due to such failure to conform to such specifications, such inability to deliver shall be considered a Forced Outage.

          4.2  Point of Sale. The point where sale of Electric Energy and
               -------------
Replacement Power will take place and title to and risk of loss with respect to, such Electric Energy and

Replacement Power shall transfer is at the Point of Delivery for Electric Energy and the Replacement Power Delivery Point for Replacement Power. Buyer shall be responsible for any transmission beyond the Point of Delivery or the Replacement Power Delivery Point, as applicable.

          4.3  Dispatch Rights of Buyer.
               ------------------------

               4.3.1   Buyer Dispatch. Beginning on the earlier of the
                       --------------
     Commercial Operations Date and the Target COD and provided that Buyer complies with the mandatory notification obligations in Section 4.3.2, Buyer may Dispatch the delivery of Electric Energy and Replacement Power (if applicable) in accordance with the provisions set forth in this Agreement up to the total Net Dependable Capacity of the Units and may Dispatch Incremental Energy as provided in Section 4.4; provided, however,
                                                             --------  -------
     Buyer agrees that Seller may, at its sole discretion but also subject to Prudent Industry Practices, operate any combination of Units 5 and 6 (including overfiring of a Unit to compensate for what would otherwise be a Forced Derating on another Unit), or, during a Cover Period may deliver Replacement Power through other sources (including the Elwood III Units as permitted by the agreement between the owner of the Elwood III Units and the Buyer thereunder) or cause to be delivered Substitute Power to meet Buyer's Dispatch under this Agreement. Notwithstanding the above, except to the extent Seller has notified Buyer that Seller has arranged for delivery of Replacement Power consistent with the terms of this Agreement, Seller shall be obligated to comply with any Dispatch order issued by Buyer except: (1) during any Scheduled Maintenance Outage or Compressor Wash or
     (2) to the extent that a Force Majeure Event causes a reduction in the level of the Facility's Available Capacity. Failures by Seller to comply with Buyer's Dispatch orders shall be subject to the provisions of Appendix E for calculation of the Equivalent Availability.

               4.3.2     Dispatch Notifications
                         ----------------------

               4.3.2.1   Day Ahead Schedule Notification. Buyer shall provide to
                         -------------------------------
          Seller, by no later than 0900 Central Time each day, Buyer's schedule for Dispatch for each hour of the following day (such schedule, the "Day Ahead Schedule"). Buyer may subsequently alter its Dispatch schedule set forth in the Day Ahead Schedule in accordance with
          Section 4.3.2.3 during Summer Period On-Peak Hours and Section 4.3.2.4 for all other hours.

               4.3.2.1   Facility Availability Notification. Seller shall, by
                         ----------------------------------
          noon Central Time each day, inform Buyer of the estimated Capacity (taking into account the effect of any expected deratings) that will be available to Buyer for the following three (3) days. These estimates shall not be binding upon Seller and Seller may subsequently alter its estimates. Seller shall advise Buyer of any changes in its estimated Capacity as soon as practicable.

               4.3.2.3   Mandatory Notification Obligation-Summer On Peak Hours.
                         ------------------------------------------------------
          Buyer must provide Seller its Dispatch request and such request must be confirmed by Seller's operator, for any Summer On Peak Hours a minimum of one hour and twenty five (25) minutes prior to the Requested Load Delivery Time of one or both Units, and if Buyer is also dispatching one or both of the Elwood III Units, one hour and thirty five (35) minutes prior to the Requested Load Delivery Time for all Units Dispatched (including Elwood III Units). Units will be started in accordance with the procedure described in Appendix A. Units will ramp to the requested Dispatch level in accordance with the provisions of Appendix A. Seller shall use reasonable commercial efforts to change Dispatch levels at the request of Buyer while a Unit is running. Buyer must provide one hour's notice, confirmed by Seller's operator, to stop Dispatch (reduce Electric Energy to zero) or to change a Dispatch order during the Summer On Peak Hours. Seller shall not be obligated to comply with any Dispatch order issued for generation during Summer On Peak Hours unless issued with the minimum notice required by this Section, but shall use commercially reasonable efforts to do so. Notwithstanding the above, however, any failure to comply with a non-complying Dispatch order between the time of issuance of Buyer's Dispatch order and the expiration of the applicable mandatory notification period for such Dispatch order shall not be taken into account for calculation of the Availability Adjustment. For example, if Buyer's Dispatch order for one Unit was given 75 minutes prior to the Requested Load Delivery Time of 1200 and Seller delivers Electric Energy at the requested load by 1210 such delay beyond the Requested Load Delivery Time shall not be taken into account in calculation of an Availability Adjustment; however, deliveries after 1210 shall be taken into account for calculation of the Availability Adjustment.

               4.3.2.4   Mandatory Notification Obligation-Non-Summer Period and
                         -------------------------------------------------------
          Summer Off Peak Hours. Buyer must provide Seller its Day Ahead
          ---------------------
          Schedule request for Dispatch for any Non-Summer Period and for all Summer Off Peak Hours in accordance with Section 4.3.2.1 above; provided, however, that (a) during the month of September, such Day
          --------  -------
          Ahead Schedule shall not become binding until five (5) hours prior to the scheduled time for a Dispatched Start Up. If Buyer requests to change the Day Ahead Schedule after 0900 on the day covered by such schedule (i.e. the day after the day of its issuance), and if the Unit is on turning gear, Buyer may provide as little as three hours notice prior to its changed Requested Load Delivery Time, with details of the changes to the schedule. Within thirty minutes of Seller's receipt of such notice, Seller shall quote the fee pursuant to Section 7.2.5 in which Seller shall provide Buyer with an expected time at which Seller can achieve the generation level requested by Buyer in its Dispatch order. For the Electric Energy to be delivered between the time of issuance of Buyer's Dispatch order and the expiration of the applicable mandatory notification period for such Dispatch order, Seller shall not be obligated to comply with any Dispatch order issued for generation during the Non-Summer Period or during Summer Off Peak Hours unless either (a) such notice was issued with the minimum notice required by this Section, or (b) Buyer accepts the surcharge above the Base Fuel Charge or a fixed change fee as applicable quoted by Seller pursuant to Section 7.2.5. Immediately upon receipt of Seller's quoted surcharge, Buyer shall either accept such surcharge or the Day Ahead Schedule will remain unchanged. If Buyer accepts such surcharge, Seller shall comply with the revised Dispatch schedule. Notwithstanding the above, however, Buyer must provide one hour's notice to stop Dispatch (reduce Electric Energy to zero).

               4.3.2.5   Cancellation of Start Up. If Buyer requests Seller to
                         ------------------------
         cancel a scheduled Start Up with less than the applicable mandatory notification period (required pursuant to Section 4.3.2 remaining prior to the scheduled Start Up, Seller shall use reasonable commercial efforts to stop or modify its Start Up of the applicable Units and Buyer shall be obligated to pay all of Seller 's reasonable documented out of pocket costs incurred, if any (other than fuel related costs covered in Section 7.2.5) as a result of such cancellation. In addition, if Seller has begun the Start Up Sequence during Summer On Peak Hours or has put the Unit on turning gear during any other hours prior to receipt of Buyer's cancellation request, Buyer shall pay to Seller the Start Up Charge for such Unit.

               4.3.2.6   Communications. The Parties have developed mutually
                         --------------
          acceptable procedures for communications between Seller's control room and Buyer's Dispatcher included herewith as Appendix C-Dispatch Communications Guidelines to this Agreement and the Parties shall develop mutually acceptable associated reporting forms for such communications to be appended to this Agreement as Appendix D-Reporting Forms.

               4.3.2.7   Remote Monitoring. Seller shall furnish data
                         -----------------
          communication ports on its control system(s), the Revenue Meters, and the Station Fuel Meter such that Buyer may remotely monitor (read only) selected meter and operating data for the Facility and the Elwood III Units. Buyer shall be responsible for all data communication equipment from the data communications port interface to the point of remote monitoring, including the cost of equipment purchase, installation, operations, maintenance and upkeep. Seller shall furnish or shall cause to be furnished in a timely fashion the necessary interface protocol requirements and specifications of its control system and metering equipment such that Buyer may specify its compatible equipment. Seller shall have the right and opportunity to review and approve the specification of the first interface and protective devices of the Buyer to assure that such devices are compatible with and shall not interfere with Seller's control system(s) and metering equipment, and such approval shall not be unreasonably withheld. The data to be sampled, transmitted, and monitored shall include everything that is essential to Buyer's Dispatch. Such data shall include, but may not be necessarily limited to, the meter outputs and process control system data points set forth in Appendix K, which Seller shall use commercially reasonable efforts to make available to Buyer at Seller's data communications ports on its control system(s), the Revenue Meters, and the Station Fuel Meter.

          4.4  Incremental Energy. The Facility may through limited over-firing
               ------------------
of the Units, have a generation capability that is higher than Net Dependable Capacity of up to approximately five (5) MW per Unit higher than its Net Dependable Capacity. "Incremental Energy" means Electric Energy generated through limited over-firing of the Units (as installed as of the Commercial Operations Date). Buyer may Dispatch Incremental Energy if and to the extent available in an amount of up to 250 hours per Contract Year in accordance with this Section 4.4, if and to the extent that Seller is not generating Incremental Energy to offset a Forced Derating. Buyer shall not be obligated to purchase Incremental Energy at the Incremental Energy Rate to the extent generated by Seller to offset a Forced Derating.

          4.5  Forced Outages
               --------------

               4.5.1    First Outage Notice. Seller must notify Buyer within
                        -------------------
     fifteen (15) minutes (the "First Outage Notice") after discovering that a Unit(s) is (a) unable to deliver all or part of the Electric Energy required during a Dispatch schedule or (b) unavailable for future Dispatch schedules. In such notice Seller shall provide its best estimate of the duration of the Forced Outage or Forced Derating. Within fifteen (15) minutes (but not less than ten (10) minutes) of receipt of such notice, Buyer shall provide to Seller a quote, (such price, the "Outage Book Out Charge") for the remainder of the day of such notice.

               4.5.2    Seller Election. Immediately upon receipt of Buyer's
                        ---------------
     Outage Book Out Charge, Seller must elect at its sole option, to either:

               4.5.2.1 provide Replacement Power on its own behalf as soon as commercially practicable but not later than beginning at the top of the next hour (unless commercial practices permit earlier delivery); or

               4.5.2.2 accept Buyer's quoted Outage Book Out Charge; if Seller elects this option then Seller shall pay the quoted and accepted Outage Book Out Charge and upon such payment, Seller shall be released from any further obligation or liability (including Availability Adjustment) associated with the applicable Dispatch order for the remainder of the day covered by such Outage Book Out Charge.

               4.5.2.3 Seller's election pursuant to Section 4.5.2 will remain in effect until the earliest to occur of (a) the expiration of Buyer's anticipated Dispatch schedule in effect for that day, (b) the end of the Forced Outage or Forced Derating, or (c) the end of the day of such notice.

               4.5.3    Second Outage Notice. As soon as practicable, but by no
                        --------------------
     later than two (2) hours after the start of the Forced Outage or Forced Derating (the "Second Outage Notice"), Seller must notify Buyer of (a) the cause of the Forced Outage or Forced Derating, if known, (b) the proposed corrective action, and (c) Seller's best estimate of the expected duration of the Forced Outage or Forced Derating period. Seller shall in such Second Outage Notice elect to either:

               4.5.3.1   provide Replacement Power on its own behalf; or

               4.5.3.2 request Buyer to procure Substitute Power in accordance with Section 4.7.3.

               4.5.3.3 Seller's election under this Section 4.5.3 shall become effective beginning at 0001 on the next day, and will remain in effect until the earlier to occur of: (a) the end of the Forced Outage or Forced Derating or (b) 2300 on the third Business Day after the day on which the Forced Outage or Forced Derating began (the "Diagnostic Period").

               4.5.4     Consequences for Availability Adjustment. If Seller
                         ----------------------------------------
     fails to timely notify Buyer if its election under Section 4.5.2, or its Outage Election or fails to deliver or cause to be delivered either Replacement Power or Substitute Power, such incident shall be included as a Forced Outage or Forced Derating (as applicable) for purposes of the calculation of the Availability Adjustment.

               4.5.5     Incidents Longer than Diagnostic Period. If Seller
                         ---------------------------------------
     determines that the incident is expected to extend beyond the Diagnostic Period, then , Seller shall (as soon as practicable but no later than the expiration of the Diagnostic Period) make an Outage Election applicable to the remainder of the incident.

               4.5.6     Resumption of Delivery.
                         ----------------------

               4.5.6.1   From the Facility. Seller may resume delivery of
                         -----------------
          Electric Energy from the Unit(s) as soon as the Units can produce Electric Energy (if it can be scheduled by Buyer on such short notice). Otherwise, Seller's election under Sections 4.5.2, as applicable above shall take effect no sooner than the top of the next hour provided Seller notifies Buyer 45 minutes in advance of such delivery (for example, if the incident occurs at 0810, Seller's provision of Replacement Power may begin at 0900, avoiding Availability Adjustments as of 0900 but subject to an Availability Adjustment for the period between 0810 and 0900). Seller shall incur an Availability Adjustment only in the event that the incident meets the definition of Forced Outage or Forced Derating and Seller fails to deliver or cause to be delivered Replacement Power or Substitute Power. If Seller is able to resume delivery of Electric Energy before any Outage Election is made, Seller may do so immediately without waiting until the top of the next hour (if it can be scheduled by Buyer on such short notice).

               4.5.6.2   When Substitute Power is Procured. If Seller is able to
                         ---------------------------------
          resume delivery of Electric Energy from the Unit(s) prior to the expiration of any arrangements (entered into based on Seller's instructions) where Buyer is procuring Substitute Power at Seller's direction in accordance with Section 4.7.3 then, at Seller's direction, Buyer shall use commercially reasonable efforts to liquidate or unwind the Substitute Power arrangements at Prevailing Market Prices and any gain or loss realized by Buyer will be for the Seller's own account.

               4.5.6.3   During an Outage Book Out. If Seller is able to resume
                         -------------------------
          delivery of Electric Energy during a period for which Seller has paid or agreed to pay an Outage Book Out Charge, Seller may resume operation of the applicable Unit(s) or portions thereof and Buyer will market the Electric Energy and pay to Seller 50% of the Gross Margin associated with such transaction plus the Facility Electric Energy Rate, if the Prevailing Market Price less Transaction Costs exceeds the Facility Electric Energy Rate.

               4.5.7     Minimization of Outages. Consistent with Prudent
                         -----------------------
     Industry Practices, Seller shall use reasonable efforts to avoid Forced Outages and Forced Deratings and to minimize the length of any Forced Outages and Forced Deratings.

               4.5.8     Information Related to Outages. In addition to the
                         ------------------------------
     foregoing, Seller shall provide to Buyer information relating to outages of Capacity at the Units which could affect Seller's ability to deliver Electric Energy from such Units.

          4.6  Access to Facility. Seller authorizes Buyer and its authorized
               ------------------
agents, employees and inspectors to have access to the Facility, upon reasonable prior notice (in light of the circumstances) and subject to the safety rules and regulations of Seller, solely for the purpose of reading, testing, and maintaining metering equipment, or examining, repairing or removing any of Buyer's property.

          4.7  Delivery of Replacement Power and Substitute Power
               --------------------------------------------------

               4.7.1    Replacement Power. All Replacement Power must be
                        -----------------
     delivered in accordance with the following:

               4.7.1.1 Buyer shall issue Dispatch instructions to schedule Replacement Power not in excess of the Net Dependable Capacity for delivery at each hour, and Seller shall, at its expense, deliver or cause to be delivered, all scheduled Replacement Power to the Replacement Power Delivery Point.

               4.7.1.1 Buyer shall pay Capacity Charges for all such scheduled and delivered Replacement Power in accordance with Section 7.

               4.7.2    Pre-Commercial Operations Failure to Deliver. If Seller
                        --------------------------------------------
     fails to deliver or fails to cause to be delivered all or any part of any Replacement Power or Substitute Power scheduled for delivery prior to the Commercial Operations Date, Seller shall pay to Buyer within ten (10) days of receipt of an invoice therefor an amount equal to Buyer's actual, reasonable documented direct damages incurred for the cost of cover as a result of such failure to deliver Replacement Power or Substitute Power. At the end of each month during the Commercial Operations Delay Period, Buyer shall invoice Seller for such cost of cover if any incurred during such month, and Seller shall pay such amount within ten (10) days of Buyer's invoice therefor, and if Seller fails to timely pay such amount, Buyer may draw on the Seller Guarantees for such amount.

               4.7.3    Substitute Power. Any request by Seller that Buyer
                        ----------------
     procure Substitute Power shall be in accordance with the following:

               4.7.3.1 Seller shall request Buyer to obtain quotes for Substitute Power on Seller's behalf at Prevailing Market Prices, which instructions shall include information as to whether such Substitute Power shall be obtained on a block or hourly basis.

               4.7.3.2 Buyer shall use commercially reasonable efforts to obtain such Substitute Power at Prevailing Market Prices.

               4.7.3.3 Subject to Section 4.7.4 at the end of each month, in conjunction with regular billings, if Substitute Power arranged by Buyer is not delivered, Buyer shall pay or credit to Seller any cost of cover damages Buyer receives from the entity that is the source of such Substitute Power.

               4.7.4    Post Commercial Operations Failure to Deliver. If there
                        ---------------------------------------------
     is a failure to deliver energy to Buyer under any Substitute Power or Replacement Power arrangement by the entity that is the source of such Replacement Power or Substitute Power, then for the period of the failure until the applicable Unit(s) are able to resume operation in accordance with Buyer's Dispatch Seller shall pay to Buyer the greater of (i) the cost of cover damages ("or market LDs") Seller actually receives from such entity under the Replacement Power arrangement (or the amounts received by Buyer for Substitute Power pursuant to Section 4.7.3.3, (in either case "Third Party Damages") or (ii) the amount of any Availability Adjustment due as a result of such failure, if any.

               4.7.5   Characteristics of Replacement and Substitute Power. When
                       ---------------------------------------------------
     Seller is delivering Replacement Power to Buyer, Seller shall be obligated to deliver the amount of energy (at no cost to Seller, except to the extent required to deliver Replacement Power to the Replacement Power Delivery Point) scheduled by Buyer, up to the level necessary to comply with Buyer's Dispatch order (taking into account Electric Energy still being delivered by Seller during a Forced Derating) along with associated Ancillary Services in accordance with Section 9. Seller shall make appropriate power purchase and transmission arrangements to the Replacement Power Delivery Point to provide energy to Buyer which is of the same level of firmness
              -------
     (e.g. if unit contingent, an availability comparable to that of the Facility) or higher level of firmness (e.g., system firm, firm with liquidated damages, or as firm as utility native load) as the Net Dependable Capacity hereunder. Substitute Power procured by Buyer may be of a lower level of firmness.

          4.8  Emergency Conditions. During an Emergency condition, Seller may
               --------------------
increase, reduce, curtail or interrupt electrical generation at the Facility in accordance with Prudent Industry Practice or take other appropriate action in accordance with the applicable provisions of the Interconnection Agreement which in the reasonable judgment of the Interconnected Utility may be necessary to operate, maintain and protect the Interconnected Utility System or the transmission system of another Person during an Emergency Condition or in the reasonable judgment of Seller may be necessary to operate, maintain and protect the Facility during an Emergency Condition.

     5.   Metering; Billing; Payment
          --------------------------

          5.1  Metering Electricity. All Electric Energy delivered by Seller to
               --------------------
Buyer from the Facility under this Agreement shall be metered by the Revenue Meters and the readings therefrom, including calculated transformer and transmission line losses between the Revenue Meters and the Point of Delivery, shall be made in accordance with Prudent Industry Practice consistently applied. All Replacement Power and Substitute Power delivered to Buyer from facilities inside the Interconnected Utility System, shall be metered by the Interconnected Utility. For all Replacement Power and Substitute Power from sources outside the Interconnected Utility System, the delivered amount shall be the amount scheduled as delivered to the Interconnected Utility System by the system delivering such Replacement Power or Substitute Power into the Interconnected Utility System. The Energy Charge for which Buyer will be billed for Electric Energy also will be net of an adjustment for the value of the amount of electricity consumed by other non-operating Units at the Facility (or the Elwood III Units) during the billing period ("Non-Billable Generation") to yield the "billable generation" for the billing period. To establish the value of kilowatt hours of electricity provided by the Facility and consumed by the Elwood III Units for a billing period, the total for each billing period of electricity consumed by each

Unit or unit will be determined from the individual Unit or unit meter readings using the Facility's Revenue Meter(s) (for the Units) and similar meters for the Elwood III Units which will then be summed for (both) Units and the Elwood III Units. Samples of such calculations are set forth in Appendix G.

               5.1.1   Fuel. Billings for the fuel component of the Energy Rate
                       ----
     shall be based on the Actual Heat Rate and the total consumption of gas as measured by the total Station Fuel Meter as prorated to Units 5 and 6 and the Elwood III Units based upon the Individual Fuel Meters, except where Replacement Power and Substitute Power is applicable, in which case the fuel component of the Energy Rate shall be derived in accordance with
     Section 7.2. Billings for the Variable O&M Rate component of the Energy Charge shall be derived from Revenue Meter information or, in the event
     Section 5.1.4 below is applicable, the best available data.

               5.1.2   Meter Testing. The Revenue Meters shall be tested by the
                       -------------
     Parties at least once each year at Seller's expense and at any other reasonable time upon request by either Party, at the requesting Party's expense; provided, however, Buyer shall have no obligation to pay for any such test if such test results in a recalibration of meters. Seller shall give Buyer at least fourteen (14) days notice of any testing of the Revenue Meters, Station Fuel Meters, and Individual Fuel Meters and Buyer shall have the right to be present during all testing and shall be furnished all testing results on a timely basis.

               5.1.3   Inaccurate Meters. If testing of the Revenue Meters
                       ------------------
     indicates that an inaccuracy of more than +/-.5% in measurement of Electric Energy has occurred, the affected Revenue Meter shall be recalibrated promptly to register accurately within the Revenue Meter manufacturer stated tolerances. Each Party shall comply with any reasonable request of the other concerning the sealing of meters, the presence of a representative of the other Party when the seals are broken and the tests are made, and other matters affecting the accuracy of the measurement of Electric Energy. If either Party believes that there has been a meter failure or stoppage, it shall immediately notify the other Party.

               5.1.4   Failed Meters. If, for any reason, any Revenue Meter is
                       -------------
     out of service or out of repair so that the amount of Electric Energy delivered cannot be ascertained or computed from the readings thereof, the Electric Energy delivered during the period of such outage shall be estimated and agreed upon by the Parties hereto upon the basis of the best data available, and any failure to agree shall be subject to resolution in accordance with Section 11.

               5.1.5   Examination of Records. Each Party (and its
                       ----------------------
     representative(s)) has the right, at its sole expense, upon reasonable notice and during normal working hours, to have an independent third party examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation relating to the output of Electric Energy. If requested, a Party shall provide to the other

     Party statements evidencing the amounts of Electric Energy delivered at the Point of Delivery.

          5.2  Adjustment for Inaccurate Meters. If a Revenue Meter fails to
               --------------------------------
     register, or if the measurement made by a Revenue Meter is found upon testing to be inaccurate by more than or less than one half of one percent (.5%), an adjustment shall be made correcting all measurements by the inaccurate or defective Revenue Meter for both the amount of the inaccuracy and the period of inaccuracy, in the following manner:

               5.2.1   As may be agreed upon by the Parties, or

               5.2.2 In the event that the Parties cannot agree on the amount of the adjustment necessary to correct the measurements made by any inaccurate or defective Revenue Meter, the Parties shall use Seller's backup metering, if installed, to determine the amount of such inaccuracy; provided, however, that Seller's backup metering has been tested and
     --------  -------
     maintained in accordance with the provisions of this Section 5.2.2. In the event that Seller's backup metering also is found to be inaccurate by more than the allowable limits set forth in this Section 5.2.2, the Parties shall mutually agree to estimate the amount of the necessary adjustment on the basis of deliveries of Capacity and Electric Energy during periods of similar operating conditions when the Revenue Meter was registering accurately.

               5.2.3 In the event that the Parties cannot agree on the actual period during which the Revenue Meter(s) made inaccurate measurements, the period during which the measurements are to be adjusted shall be the shorter of (i) the last one-half of the period from the last previous test of the Revenue Meter to the test that found the Revenue Meter to be defective or inaccurate, or (ii) the one hundred eighty (180) days immediately preceding the test that found the Revenue Meter to be defective or inaccurate.

               5.2.4 To the extent that the adjustment period covers a period of deliveries for which payment has already been made by Buyer, Seller shall use the corrected measurements as determined in accordance with Sections 5.2.1, 5.2.2, or 5.2.3 hereof to recompute the amount due for the period of inaccuracy and shall subtract the previous payments by Buyer for this period from such recomputed amount. If the difference is a positive number, the difference shall be paid by Buyer to Seller; if the difference is a negative number, that difference shall be paid by Seller to Buyer in the form of an offset to payments due Seller by Buyer hereunder. Adjustment of such difference by the owing Party shall be made not later than thirty
     (30) days after the owing Party receives notice of the amount due, unless Buyer elects payment via an offset.

          5.3  Billing. Within ten (10) days after the last day of each month
               -------
     during the Term, Seller shall render a statement to Buyer for the amounts due in respect of such month under Section 7, which statement shall contain reasonable detail showing the manner in which the applicable charges were determined.

          5.4  Payments. The amount due to Seller as shown on any monthly
               --------
     statement rendered by Seller pursuant to Section 5.3 shall be paid by Buyer by electronic wire transfer to an account specified by Seller within ten
     (10) days after the date such statement is received by Buyer. Any amount not paid by Buyer when due shall bear interest at the Default Rate from the date that the payment was due until the date payment by Buyer is made.

          5.5  Offsets. Amounts due to Buyer as a result of late Commercial
               -------
     Operations Date pursuant to Section 3.3 or amounts due to Buyer pursuant to
     Section 7 shall be offset against current and future payments due from Buyer with interest accrued daily at the Default Rate until fully offset or paid.

          5.6  Billing Disputes.
               -----------------

               5.6.1 If a Party questions or contests any amount claimed by the other Party to be due under Section 7, the Party obligated to pay shall pay the entire invoiced amount including the disputed portion (except obvious typographical or administrative errors).

               5.6.2 In the event that either Party, by timely notice to the invoicing Party, questions or contests the correctness of any charge or payment claimed to be due by the invoicing Party, the invoicing Party shall promptly review the questioned charge or payment and shall notify the invoiced Party, within fifteen (15) Business Days following receipt by the invoicing Party of such notice , of the amount of any error and the amount of any reimbursement that the invoiced Party is entitled to receive in respect of such alleged error. Any disputes not resolved within fifteen
     (15) Business Days after the invoicing Party's receipt of notice from the invoiced Party shall be resolved in accordance with Section 11. Upon determination of the correct amount of any reimbursement, such amount shall be promptly paid by the invoicing Party to the invoiced Party.

               5.6.3 Reimbursements made under this Section 5.6 shall include interest at the Default Rate from the date the original payment was made until the date of such reimbursement.

     6.   Operation and Maintenance of the Facility
          -----------------------------------------

          6.1  Standard of Operation
               ---------------------

               6.1.1   Operation and Maintenance. Seller shall manage, control,
                       -------------------------
     operate and maintain the Facility in a manner consistent with Prudent Industry Practice, in accordance with (a) the practices, methods, acts, guidelines, standards and criteria of MAIN, NERC, the ISO and any successors to the functions thereof; (b) the requirements of the Interconnection Agreement; and (c) all applicable Requirements of Law and
     (d) permits taking into account Buyer's Dispatch rights under this Agreement.

               6.1.2   Fuel Arrangements. Seller shall obtain and maintain fuel
                       -----------------
     supply and transportation arrangements in a manner consistent with Prudent Industry Practice, taking into account Buyer's Dispatch rights under this Agreement.

               6.1.3   Insurance. Seller shall obtain and maintain appropriate
                       ---------
     insurance coverages typical for plants similar to the Facility, in accordance with Prudent Industry Practice.

          6.2  Permits and Licenses. Seller will obtain and maintain all
               --------------------
     certifications, permits, licenses and approvals necessary to operate and maintain the Facility and to perform its obligations under this Agreement during the Term.

          6.3  Sole Remedy. Buyer's sole and exclusive remedy (other than
               -----------
     specific performance) and Seller's sole and exclusive liability for breach of Section 6.1 shall be the Availability Adjustment and the termination rights provided in Section 13.4.

          6.4  Scheduled Maintenance. No later than March 1, 2001, Seller shall
               ---------------------
     submit to Buyer a proposed schedule of Scheduled Maintenance Outages scheduled by Seller for the following Contract Year for the Units, which schedule shall be updated by Seller by each March 31 and September 30 thereafter to cover the twelve month period following each such update; provided, however, that no Scheduled Maintenance Outage may be scheduled to cover the period from May 15 to September 15. Parameters within which Scheduled Maintenance Outages must be planned are included as Appendix I. If the OEM issues recommendations for changes to the parameters in Appendix I, the parties shall negotiate in good faith to revise Appendix I accordingly. Such schedule, and each supplement thereto, shall indicate the planned start and completion dates for each Scheduled Maintenance Outage during the period covered thereby and the amount of the Net Dependable Capacity of a Unit that will be affected. Within thirty (30) days of receipt of such schedule or any supplement thereto, Buyer may request reasonable modifications in the Scheduled Maintenance Outage schedule contained therein. Both parties agree to use reasonable efforts to develop a mutually acceptable final schedule for such Scheduled Maintenance Outages. If within six months prior to the scheduled start of a Scheduled Maintenance Outage, Buyer desires to change the scheduled start or duration of such Scheduled Maintenance Outage, Buyer shall notify Seller of Buyer's requested change and Seller shall use reasonable efforts to accommodate Buyer's requested change. Seller may propose compensation from Buyer to Seller for such change. Buyer shall then have the right to either direct such change and pay Seller such compensation, or withdraw the request for such change. At least one week prior to any Scheduled Maintenance Outage, Seller shall orally notify Buyer of the expected start date of such Scheduled Maintenance Outage, the amount of Capacity at the Units that will not be available to Buyer during such Scheduled Maintenance Outage, and the expected completion date of such Scheduled Maintenance Outage. Seller shall orally notify Buyer of any subsequent changes in such Capacity not available or any subsequent changes in the Scheduled Maintenance Outage completion date. As soon as practicable, all such oral notifications shall be confirmed in writing. Scheduled Maintenance Outages may be taken in any number of non-contiguous periods, subject to Buyer's approval, which shall not be unreasonably withheld or delayed. Subject to the foregoing, the duration, frequency and timing of Scheduled Maintenance Outages shall be based on OEM recommendations and the age and operation of the Units generally plus up to five (5) days per Unit on a semi-annual basis for Non-Summer Period balance of plant maintenance.

          6.5  Compressor Wash. Buyer shall permit Seller to shut down each Unit
               ---------------
(either at the same time or at different times) for a compressor wash, (the "Compressor Wash") at a mutually agreeable time that is not during On-Peak Hours, approximately once per month in the Summer Period. Such Compressor Wash requires that the Unit be off-line for an eighteen (18) hour cool down period prior to the start of such Compressor Wash. Seller agrees that at any time during such cool down period, Buyer may interrupt such cool down, Dispatch the Unit on-line and cause Seller to reschedule the cool down and Compressor Wash for the next mutually agreeable time. Buyer agrees that once the actual Compressor Wash begins, the Compressor Wash must be completed without interruption and that Buyer cannot Dispatch the Unit on-line until such Compressor Wash is completed.

          6.6  Operating Characteristics
               -------------------------

               6.6.1   Design Limits. The operating characteristics of the
                       -------------
     Facility shall be consistent with the Design Limits set forth in Appendix A unless otherwise mutually agreed by the Parties. Any such agreed upon change must be in writing, signed by both Parties. If the OEM provides written direction for operations that requires a change to the Design Limits, the Parties will negotiate in good faith to modify the Design Limits accordingly.

               6.6.1   Interaction with Interconnected Utility System. Buyer
                       ----------------------------------------------
     understands that Seller may be required to increase, reduce, curtail or interrupt electrical generation at the Facility in accordance with Prudent Industry Practice or to take other appropriate action in accordance with the applicable provisions of the Interconnection Agreement which in the reasonable judgment of the Interconnected Utility may be necessary to operate, maintain and protect the Interconnected Utility System or the transmission system of another Person during an Emergency Condition or in the reasonable judgment of Seller may be necessary to operate, maintain and protect the Facility during an Emergency Condition. Any such curtailment shall be applied by Seller prorata across all units at the Elwood Station to the extent allowed by existing contracts (for electrical output from the Elwood Station) which terminate December 31, 2004 and in all cases shall be prorata for future power contracts. For purposes of calculating the Availability Adjustment, the Facility shall be considered Available during any such increase, reduction, curtailment, interruption or action, unless the order to increase, reduce, curtail, interrupt, or take other action with respect to generation at the Facility or the Emergency Condition is caused by a condition on Seller's side of the interconnection point between the Facility and the Interconnected Utility System. Buyer acknowledges that other conditions on the Interconnected Utility System (for example, transmission outages or interruptions) may impact Seller's ability to deliver Electric Energy into the Interconnected Utility System at the Point of Delivery. For purposes of calculating the Availability Adjustment, the Facility shall be considered Available during any time that the Facility would have been actually Available but for conditions (including, for example, transmission outages or interruptions) on the Interconnected Utility System.

          6.7  Records. Each Party shall keep and maintain all records as may be
               -------
     necessary or useful in performing or verifying any calculations made pursuant to this Agreement, or in verifying such Party's performance hereunder. All such records shall be retained by each Party for at least six (6) calendar years following the calendar year in which such records were created. Each Party shall make such records available to the other Party for inspection and copying at the other Party's expense, upon reasonable notice during such Party's regular business hours. Each Party shall have the right, upon thirty days written notice prior to the end of an applicable six (6) calendar year period to request copies of such records. Each Party shall provide such copies, at the other Party's expense, within thirty (30) days of receipt of such notice or shall make such records available to the other Party in accordance with the foregoing provisions of this Section 6.7.

     7.   Compensation
          ------------

          7.1  Capacity Charge. For each month, commencing June 1, 2001 (as such
               ---------------
     date is extended for Force Majeure Events pursuant to Section 19) and each month thereafter during the Term, Buyer shall owe Capacity Charges calculated pursuant to Section 7.1.1 (subject to offsets pursuant to Section 5.5).

               7.1.1   Computation. The Capacity Charge for each month shall be
                       -----------
     equal to the product of (a) the applicable Capacity Rate for such month times (b) the Net Dependable Capacity for such month, minus the Availability Adjustment, when applicable.

               7.1.2   Capacity Rates. The Capacity Rate during the Term shall
                       --------------
     be: (a) $7.90 per kW per month from June 1, 2001 to December 31, 2001, and
     (b) $5.11 per kW per month for the remainder of the Initial Term subject in each case to a Capacity Rate Reduction. The Capacity Rate for the Extension Term shall be $4.90 per kW per month, subject to a Capacity Rate Reduction.

               7.1.2   Availability Adjustment to Capacity Charge. From and
                       ------------------------------------------
     after the Commercial Operations Date, if the Facility does not achieve the Guaranteed Summer Super Peak Availability, Guaranteed Summer Partial Peak Availability or the Guaranteed Non-Summer On Peak Availability, as measured by Equivalent Availability in accordance with Appendix E, Seller shall be
                                                   ----------
     subject to the application of an Availability Adjustment as liquidated damages as provided in this Section 7.1.3.

                7.1.3.1  Summer Period. For each month in the Summer Period, the
                         -------------
          Availability Adjustment shall equal the sum of (a) the Availability Adjustment for the Super Peak Hours plus (b) the greater of zero and the Availability Adjustment for the Partial Peak Hours where:

          (i) the Availability Adjustment for Super Peak Hours is the product of (a) the sum of the monthly Capacity Charges (before application of the Availability Adjustment) for the applicable Contract Year and (b) the applicable Monthly Adjustment Factor and (c) 75% and (d) the Guaranteed Summer Super Peak Availability less the actual Equivalent Availability for Super Peak Hours during such month; and

          (ii) the Availability Adjustment for Partial Peak Hours is the product of (a) the sum of the monthly Capacity Charges (before application of the Availability Adjustment) for the applicable Contract Year and (b) the applicable Monthly Adjustment Factor and (c) 25% and (d) the Guaranteed Summer Partial Peak Availability less the actual Equivalent Availability for Partial Peak Hours during such month.

          (iii) for purposes of the calculations in subsections (i) and (ii) above and Section 7.1.3.4 only, in the first Contract Year, the first Contract Year shall be deemed to be from June 1, 2001 through May 31, 2002.

                7.1.3.2  Non-Summer Period. For the Non-Summer Period the
                         -----------------
          Availability Adjustment shall equal the Availability Adjustment for Non-Summer On Peak Hours, where:

          The Availability Adjustment for Non-Summer On Peak Hours is the product of (a) the sum of the monthly Capacity Charges (before application of the Availability Adjustment) for the applicable Contract Year and (b) 18% and (c) the Guaranteed Non-Summer On Peak Availability less the actual Non-Summer On Peak Availability for such Non-Summer Period. This will be calculated once per Contract Year.

                7.1.3.3  Super Peak 80% or below. If the Equivalent Availability
                         -----------------------
          during Super Peak Hours in any month is less than or equal to 80%, then for purposes of calculating the Availability Adjustment during the Partial Peak Hours in the same month, the Equivalent Availability during Partial Peak Hours shall be deemed to be equal to the Equivalent Availability during Super Peak Hours for such month.

                7.1.3.4  Availability Adjustment Limit. In no event shall the
                         -----------------------------
          cumulative Availability Adjustment exceed (i) in the first Contract Year, $24,000,000, (ii) in all other Contract Years, other than the final Contract Year, $18,000,000 per year and (iii) in the final Contract Year $12,000,000.

                7.1.4    Capacity Bonus.
                         --------------

               7.1.4.1   Applicability of Bonus. Buyer shall pay Seller a
                         ----------------------
          Capacity Bonus if both (a) the Average Summer Super Peak Availability exceeds the Guaranteed Summer Super Peak Availability and (b) the Average Summer Partial Peak Availability exceeds the Guaranteed Partial Peak Availability; provided, however, if the Summer Super Peak Availability during any Summer Period month is less than or equal to 80%, then Seller shall not be entitled to a Capacity Bonus.

               7.1.4.2   Calculation of Bonus. The Capacity Bonus for each Unit
                         --------------------
          shall be equal to: [(Average Summer Super Peak Availability minus Guaranteed Summer Super Peak Availability)/.03 * maximum Capacity Bonus * .75] + [(Average Summer Partial Peak Availability minus Guaranteed Summer Partial Peak Availability)/.03 * maximum Capacity Bonus * .25]. For the first year of Commercial Operations, the maximum Capacity Bonus per Unit shall be equal to the sum of (a) (number of days of Commercial Operations in June / 30 days) * $27,500 and (b) (number of days of Commercial Operations in July / 31 days) * $48,750 and (c) (number of days of Commercial Operations in August / 31 days)
          * $48,750. For all other Contract Years, the maximum Capacity Bonus shall be equal to $125,000 per Unit.

               7.1.4.3   Payable Monthly. The Capacity Bonus shall be divided by
                         ---------------
          12 and shall be paid over a 12 month term beginning with September of each Contract Year.

          7.2  Energy Charge. Each month beginning on the earlier of the
               -------------
     Commercial Operations Date or the Target COD and continuing for the Term, Buyer shall pay Seller an Energy Charge to the extent Seller delivers Electric Energy, Incremental Energy, Replacement Power or Test Energy. The Energy Charge for a billing month shall equal to the difference between (A) the sum of (a) the product of the total Electric Energy (in MWh) delivered to Buyer at the Point of Delivery from the Facility pursuant to Buyer's Dispatch orders, multiplied by the Facility Electric Energy Rate for each hour of such month plus (b) the product of the total Replacement Power (in
     MWh) provided by Seller to Buyer at the Replacement Power Delivery Point pursuant to Buyer's Dispatch orders, multiplied by the Replacement Power Energy Rate for each hour of such month adjusted for any Differential Transmission Adjustments incurred by Buyer plus (c) the product of the total Incremental Energy delivered to Buyer at the Point of Delivery pursuant to Section 4.3 multiplied by the Incremental Energy Rate for each hour of such month, plus (d) the product of the Test Energy (either Pre COD Test Energy or Post COD Test Energy, as applicable) multiplied by the applicable Test Energy Rate, minus (B) any Substitute Power Cost Credit.

               7.2.1     Facility Electric Energy Rate. The Facility Electric
                         -----------------------------
     Energy Rate is calculated as (the Actual Heat Rate x Fuel Charge)/1000+ Variable O&M Rate.

               7.2.2     Replacement Power Energy Rate. The Replacement Power
                         -----------------------------
     Energy Rate is calculated as (Reference Heat Rate x Fuel
     Charge)/1000+Variable O&M Rate.

               7.2.3     Incremental Energy Rate. The Incremental Energy Rate is
                         -----------------------
     the sum of $100/MWh of Incremental Energy delivered to the Point of Delivery plus (a) with respect to the first 100 hours per Unit of Incremental Energy Dispatched by Buyer during any Contract Year, twenty percent (20%) of the Gross Margin resulting from such transaction, and (b) with respect to the next 150 hours per Unit of Incremental Energy Dispatched by Buyer in any Contract Year, thirty five (35%) of the Gross Margin resulting from such transaction.

               7.2.4     Test Energy Rates
                         -----------------

               7.2.4.1   Pre COD Test Energy. The Pre COD Test Energy Rate shall
                         -------------------
          be one of the following. If the Prevailing Market Price (less Transaction Costs) (expressed as $/MWh) is greater than the Facility Electric Energy Rate, the Pre COD Test Energy Rate shall be the sum of the Facility Electric Energy Rate, plus 95% of the difference between the Facility Electric Energy Rate and the Prevailing Market Price (less Transaction Costs). If the Prevailing Market Price (less Transaction Costs) is less than the Facility Electric Energy Rate, the Pre COD Test Energy Rate shall be 100% of such Prevailing Market Price less Transaction Costs, (but not including Scheduling Fees).

               7.2.4.2   Post COD Test Energy. The Test Energy Rate for Post COD
                         --------------------
          Test Energy shall be equal to either (a) the Facility Electric Energy Rate with respect to a test requested by Buyer the results of which do not require any corrections or adjustments, or (b) the lesser of the Facility Electric Energy Rate or the Prevailing Market Price (less Transaction Costs) in all other circumstances.

               7.2.4.3   Substitute Power Cost Credit. Substitute Power Cost
                         ----------------------------
          Credit shall be the Buyer's documented cost per MWh of Substitute Power (adjusted for any documented Differential Transmission Adjustments incurred by Buyer, if incrementally higher, or less any amounts of Differential Transmission Adjustments saved by Buyer if incrementally lower, less the Replacement Power Energy Rate multiplied by the Substitute Power (expressed in MWh) purchased by Buyer for each hour of such month.

               7.2.5     Fuel Charge
                         -----------

               7.2.5.1   Base Fuel Charge. If Buyer does not alter its Day Ahead
                         ----------------
          Schedule, the Fuel Charge for all Electric Energy delivered in accordance with such schedule shall be the Fuel Index value plus 10 cents/MMBtu.

               7.2.5.2   Changes to Day Ahead Schedule for the Summer On Peak
                         ----------------------------------------------------
          Hours and in September for On Peak Hours. If Buyer makes a change(s)
          ----------------------------------------
          to the Day Ahead Schedule for operation in Summer On Peak Hours or in the On Peak Hours in September as provided in Section 4.3.2.4, the Fuel Charge for such Electric Energy generated pursuant to such Dispatch order shall be the Fuel Index value plus 15 cents/MMBtu.

               7.2.5.3   Changes to Day Ahead Schedule for Non-Summer Period and
                         -------------------------------------------------------
          Summer Off Peak Hours. If Buyer makes changes to the Day Ahead
          ---------------------
          Schedule for operation in the Non-Summer Period or Summer Off Peak Hours and such change requires Seller to purchase more gas than would have been purchased but for such change in the schedule, then Seller shall provide Buyer with a quoted surcharge to be added to the Base Fuel Charge, the sum of which shall be the Fuel Charge for all Electric Energy generated pursuant to such changed schedule. If such change requires Seller to liquidate any excess gas, then Seller shall provide Buyer with a quoted fixed change fee pursuant to such changed schedule. If Buyer does not accept the quoted fixed change fee, Seller will proceed with operation of the Facility in accordance with the Dispatch schedule in effect prior to the requested change.

               7.2.6 Early Commercial Operations Date. If the Commercial Operations Date occurs prior to June 1, 2001 for one or both Units, Buyer shall market and sell such Electric Energy delivered to Buyer from such Unit(s) at the Prevailing Market Price therefor, if the Prevailing Market Price less Transaction Costs exceeds the Facility Electric Energy Rate and Buyer shall remit to Seller 90% of the Gross Margin on any such transaction.

          7.3  Adjustment to Actual Heat Rate for Failure to Meet Guaranteed
               -------------------------------------------------------------
     Heat Rate.
     ---------

               7.3.1     Established by Testing. For purposes of calculating the
                         ----------------------
     Facility Electric Energy Rate, the Actual Heat Rate shall be reduced if the results of periodic tests indicate the combined Net Heat Rate of Units 5 and 6 and the Elwood III Units is greater than the Guaranteed Heat Rate under test conditions as set forth in Appendix B. The adjustment to the Actual Heat Rate shall be equal to the ratio of the Guaranteed Heat Rate divided by the Net Heat Rate, times the Actual Heat Rate. If any adjustment is necessary, the Actual Heat Rate Adjustment shall be effective retroactive to the date on which it was mutually determined that the Actual Heat Rate exceeded the Guaranteed Heat Rate and shall remain in effect until it is demonstrated by testing that the Net Heat Rate is less than the Guaranteed Heat Rate. In the event that Seller makes repairs to reduce the Net Heat Rate, the improvement shall be demonstrated by testing conducted at the expense of the Seller and the resulting adjustment to the Actual Heat Rate shall be retroactive to the date that repairs were effected.

               7.3.2     Accrual of Heat Rate Credits. To the extent Net Heat
                         ----------------------------
     Rate (including the Initial Net Heat Rate) is below the Threshold Heat Rate, Seller shall accrue half of such difference as credits to be applied in the future when the Net Heat Rate exceeds the Guaranteed Heat Rate ("Heat Rate Credits"). To the extent that the Net Heat Rate (beginning with the first test of the Net Heat Rate after the determination of the Initial Net Heat Rate) is less than the Initial Net Heat Rate (after application of the Degradation Curve) all of the difference will be accrued as Heat Rate Credits. For the purposes of tracking and accrual tabulation, the Heat Rate Credits that are established by testing shall be multiplied by the Electric Energy (kWh) delivered over the same period as the test results application period, and shall effectively be accrued in units of heat energy (Btus). If there is retroactive adjustment as provided for in Section 7.3.1, then the accrual tabulation of heat energy units shall be adjusted for the same period.

               7.3.3   Application of Heat Rate Credits. If the Net Heat Rate
                       --------------------------------
     (including the Initial Heat Rate) exceeds the Guaranteed Heat Rate, Seller may reduce the Net Heat Rate for purposes of calculating the Actual Heat Rate Adjustment (for the period during which such Net Heat Rate is in effect) by up to 50 Btus/kWh so long as Heat Rate Credits exist. The Seller's accumulated quantity of Heat Rate Credits shall be reduced to the extent utilized to reduce the Net Heat Rate. For the purposes of tracking and application tabulation, the negative Heat Rate Credits that are established by testing shall be multiplied by the Electric Energy (kWh) delivered over the same period as the test results application period, and shall effectively become a withdrawal of heat energy units (Btus) from the accumulated units of energy per Section 7.3.2. If there is retroactive adjustment as provided for in Section 7.3.1, then the withdrawal tabulation of heat energy units shall be adjusted for the same period.

               7.3.4   Cost of Heat Rate Tests. The costs (and allocation of the
                       -----------------------
     costs) of any test pursuant to this Section 7.3 are set forth in Section
     8.2.

          7.4  Start Up Charge. For each Start Up of a Unit pursuant to the
               ---------------
     Dispatch of such Unit by Buyer, Seller shall be entitled to a payment of $2500.00 (the "Start Up Charge") in June 1, 1999 dollars. At the beginning of each Contract Year (i.e., January 1), thereafter, the Start Up Charge shall be adjusted by the change in the GDP-IPD from the GDP-IPD value on the previous January 1 (or June 1 in the case of the first Contract Year). Seller shall pay for the gas consumed during any Failed Starts.

          7.5  Imbalance Charges. Buyer shall hold Seller harmless from any
               -----------------
     Imbalance Charges (i) that result from Buyer's Dispatch orders or other scheduling of generation under this Agreement, (ii) that are assessed against Buyer or Seller at any time when the Facility is generating Electric Energy within 1.5% of the Dispatch level directed by Buyer after achieving Start Up and has achieved the desired Dispatched load level for a period of ten (10) minutes, (iii) that are assessed for deliveries of Electric Energy during startup and shutdown, so long as Seller operates, Starts Up and shuts down the Units in accordance with this Agreement or
     (iv) that result from Unit trips. Buyer and Seller recognize that the Units may produce more or less energy than scheduled by Buyer.

          7.6  Rates Not Subject to Review. The rates for service specified
               ---------------------------
     herein (i.e., delivery of Electric Energy, Replacement Power and Capacity) shall remain in effect for the Term, and shall not be subject to change through application to the FERC pursuant to provisions of Section 205 et seq. of the Federal Power Act, absent agreement of the Parties.

     8.   Performance Tests.
          -----------------

          8.1  Test Procedures. Seller must conduct a test to determine the
               ---------------
Initial Net Heat Rate in conjunction with the final performance testing for each Unit under the contract with the EPC Contractor. Seller must conduct a test on or prior to the Commercial Operations Date to determine Net Dependable Capacity. Thereafter at least once per Contract Year, Seller must conduct a test to determine the Net Dependable Capacity and Net Heat Rate. After the Commercial Operations Date, such annual testing shall be conducted on or about June 1 of each Contract Year at a mutually agreeable time. Any test to determine the Net Dependable Capacity and Net Heat Rate shall include a period of two hours during which the Net Dependable Capacity is generated and the Electric Energy delivered to the Point of Delivery. Once a test period has been initiated, it must last for two hours unless Buyer's and Seller's authorized representatives mutually agree to a shorter duration. Testing procedures to establish the Net Dependable Capacity and Net Heat Rate from and after the Commercial Operations Date are included as Appendix B and are consistent with ASME and OEM guidelines to the extent practicable. No tests will be conducted or continued which, in the opinion of Seller, should not be conducted or continued in accordance with Prudent Industry Practice. Seller shall always have the right to perform a Compressor Wash prior to a test. If Seller prevents or discontinues a test in accordance with Prudent Industry Practice, Buyer shall have the right to require a retest upon prior notice to Seller, if the test was conducted pursuant to Buyer's request.

          8.2  Buyer Right to Request Testing. Buyer shall have the right, at
               ------------------------------
its expense (except as provided in this Section 8.2), to require Seller to establish or reestablish the Net Dependable Capacity and Net Heat Rate on or about the Commercial Operations Date and annually thereafter pursuant to a performance test conducted at a mutually agreeable time if the Buyer reasonably believes based upon operation of the Facility over the preceding thirty (30) days that the Net Dependable Capacity as adjusted in accordance with Section 8.1 is more than 2% below the then current level of Net Dependable Capacity or the Net Heat Rate exceeds the Guaranteed Heat Rate. The first such test of a Unit (regardless of the number of Units tested in such tests) in each Contract Year shall be performed without a charge to Buyer. For the second test required by Buyer in the same Contract Year, the Buyer shall pay to Seller $5,000, for the third test, $15,000 and for the fourth test and all subsequent tests, $30,000 (regardless, in each case, of the number of Units tested in such tests). If the results of the test indicate the Net Dependable Capacity is below 2% of the current level or that Net Heat Rate exceeds the Guaranteed Heat Rate, Buyer shall not pay for the cost of the test.

          8.3  Seller Right to Retest. Seller shall have the right to
               ----------------------
reestablish Net Dependable Capacity and Net Heat Rate pursuant to a capacity test at mutually agreeable time(s). The results of each capacity test under this
Section 8.3 shall immediately determine or redetermine the Net Dependable Capacity and Net Heat Rate retroactively to the date Seller can reasonably demonstrate that it took corrective actions to improve the Net Dependable Capacity or Net Heat Rate, adjusted by reference to the curves in Appendix F to Reference Conditions.

          8.4  Conditions for Testing. During any capacity testing, Seller shall
               ----------------------
designate a maximum level for Buyer's Dispatch during such capacity testing, which may be above the then current Net Dependable Capacity. All appropriate auxiliary equipment associated with the Facility shall be in service at the time of any test under this Section 8.3. Test data shall be collected with plant instruments, except that Seller shall be allowed to substitute test instrumentation for Facility instrumentation, provided that the test instrumentation is of greater accuracy. Determination of net plant output shall be with the Revenue Meter with appropriate adjustments made for transformer and line losses.

          8.5   Scheduling of Testing. Any testing requested by Seller after the
                ---------------------
Commercial Operations Date shall either be performed during times Dispatched by Buyer to generate or at mutually agreeable times. Buyer shall be entitled to witness any such tests.

     9.   Ancillary Services
          ------------------

          9.1   Availability of Ancillary Services. Buyer shall be entitled, at
                ----------------------------------
no additional cost, to all Ancillary Services with respect to the Net Dependable Capacity at the Point of Delivery. Seller does not guarantee the availability of any ancillary services but does warrant that it will not remarket such services to any third party; except in the case of Buyer default under Section 13.2.1. Notwithstanding the above, Seller has the right to use Ancillary Services to meet any requirement of the Interconnected Utility System, the ISO, or their successors.

          9.2   Operational Considerations. Buyer may Dispatch the Facility with
                --------------------------
the objective to avoid the need for energy imbalance service from a control area service provider, and to provide reactive power, load following (consistent with the scheduling), voltage control, and frequency response, provided that such services do not cause the Facility to operate outside of the Design Limits, and do not impose any additional costs or liabilities on Seller.

          9.3   Future Enhancements. Seller shall provide such services,
                -------------------
including but not limited to automatic generation control, to the extent that Buyer agrees to be responsible for reasonable incremental costs incurred by Seller to provide such services subject to mutual agreement of the parties working in good faith to arrive at an equitable arrangement.

     10.  Limitation of Liability and Exclusive Remedies
          ----------------------------------------------

          10.1  CONSEQUENTIAL DAMAGES. IN NO EVENT OR UNDER ANY CIRCUMSTANCES
                ---------------------
     SHALL EITHER PARTY (INCLUDING SUCH PARTY'S AFFILIATES AND SUCH PARTY'S AND SUCH AFFILIATES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS) BE LIABLE TO THE OTHER PARTY (INCLUDING SUCH PARTY'S AFFILIATES AND SUCH PARTY'S AND SUCH AFFILIATE'S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS) FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES IN THE NATURE OF LOST PROFITS, WHETHER SUCH LOSS IS BASED ON CONTRACT, WARRANTY OR TORT. A PARTY'S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT, ACTUAL DAMAGES.

          10.2  SOLE REMEDIES FOR FAILURE TO DELIVER OR RELATED BREACHES.
                --------------------------------------------------------
     NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, OTHER THAN AS PROVIDED IN SECTION 10.3 BELOW,

     BUYER'S SOLE REMEDY FOR DAMAGES AND SELLER'S SOLE LIABILITY FOR DAMAGES FOR SELLER'S DEFAULT RELATING TO, ARISING OUT OF, OR IN ANY WAY CONNECTED WITH ANY FAILURE BY SELLER TO MEET GUARANTEED SUMMER ON PEAK AVAILABILITY OR GUARANTEED NON-SUMMER ON PEAK AVAILABILITY, TO DELIVER (OR CAUSE TO BE DELIVERED) ELECTRIC ENERGY, REPLACEMENT POWER OR SUBSTITUTE POWER AS DISPATCHED BY BUYER, OR FAILURE TO COMPLY WITH ANY FACILITY PERFORMANCE RELATED PROVISIONS INCLUDING SECTIONS 4.1, 4.5.7, 4.5.8 OR 6.1, SHALL BE THE ADJUSTMENT TO CAPACITY CHARGES BASED UPON THE AVAILABILITY ADJUSTMENT SUBJECT TO THE LIMIT ON SELLER'S LIABILITY FOR SUCH ADJUSTMENT SET FORTH IN
     SECTION 7.1.3.4; AND SUCH AVAILABILITY ADJUSTMENT SHALL BE CONSIDERED LIQUIDATED DAMAGES IN LIEU OF ANY OTHER DAMAGES AT LAW, IN EQUITY OR AS SET FORTH ELSEWHERE IN THIS AGREEMENT.

          10.3  SOLE REMEDY FOR LATE COMMERCIAL OPERATIONS. BUYER'S SOLE
                ------------------------------------------
     REMEDIES AND SELLER'S SOLE LIABILITY FOR FAILURE OF THE COMMERCIAL OPERATIONS DATE TO OCCUR ON OR BEFORE THE TARGET COD (INCLUDING FAILURE TO COMPLY WITH SECTION 3) SHALL BE (a) THE OFFSET OF DELAY LDs AS SET FORTH IN
     SECTION 3.3 AGAINST CAPACITY CHARGES AS THEY COME DUE, SUBJECT TO THE LIMITATION ON SELLER'S LIABILITY SET FORTH IN SUCH SECTION 3.3 AND (b) TERMINATION IN ACCORDANCE WITH SECTION 3.3.7, IF THE COMMERCIAL OPERATIONS DATE DOES NOT OCCUR BY THE FINAL COMMERCIAL OPERATIONS DATE.

          10.4  SOLE TERMINATION FOR DEFAULT REMEDIES. BUYER'S SOLE AND
                -------------------------------------
     EXCLUSIVE REMEDIES OF TERMINATION FOR DEFAULT SHALL BE AS SET FORTH IN SECTIONS 3.3.7, 13 AND 19, AND SHALL BE, IN LIEU OF ANY OTHER REMEDIES OF TERMINATION AT LAW OR IN EQUITY.

          10.5  DIRECT DAMAGES FOR OTHER BREACHES. SUBJECT TO THE LIMITATIONS
                ---------------------------------
SET FORTH IN SECTIONS 10.1, 10.2, AND 10.3, AND SUBJECT FURTHER TO THE ARBITRATION PROVISION OF SECTIONS 11.1 - 11.6, EACH PARTY SHALL BE ENTITLED WITHOUT DUPLICATION TO RECOVER FROM THE OTHER PARTY ITS DIRECT DAMAGES OR SEEK AN INJUNCTION OR OTHER EQUITABLE RELIEF FOR BREACH BY SUCH PARTY OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND TO ENFORCE ANY PAYMENT OBLIGATIONS OF SELLER HEREUNDER OR TO TAKE ALL LEGAL ACTION NECESSARY TO ENFORCE ANY ORDER, DECISION OR SETTLEMENT OF AN ARBITRATOR RENDERED PURSUANT TO SECTION 11.2.5.

     11.  Disagreements
          -------------

          11.1  Negotiations. The Parties shall attempt in good faith to resolve
                ------------
     all disputes promptly by negotiation, as follows. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business. Executives of both Parties at levels one level above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten (10) days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days from the referral of the dispute to senior executives, or if no meeting of senior executives has taken place within fifteen (15) days after such referral, either Party may initiate arbitration as provided hereinafter. If a Party intends to be accompanied at a meeting by an attorney, the other Party shall be given at least three
     (3) Business Days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause shall be confidential.

          11.2  Arbitration
                -----------

               11.2.1 If the negotiation process provided for in Section 11.1 above has not resolved the dispute, the dispute shall be decided solely and exclusively by arbitration in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act (9 U.S.C. ss. 1 et seq.), and judgment entered upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This agreement to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith will be specifically enforceable under the prevailing arbitration law of any court having jurisdiction. Notice of demand for arbitration must be filed in writing with the other Party to this Agreement. The demand must be made within a reasonable time after the controversy has arisen. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings based on such controversy is barred by the applicable statute of limitations. Any arbitration may be consolidated with any other arbitration proceedings. Either party may join any other interested parties. The award of the arbitrator shall be specifically enforceable in a court of competent jurisdiction.

               11.2.2 Either Party shall give to the other written notice in sufficient detail of the existence and nature of any dispute proposed to be arbitrated. The Parties shall attempt to agree on a person with special knowledge and expertise with respect to the matter at issue to serve as arbitrator. If the Parties cannot agree on an arbitrator within ten (10) days, each shall then appoint one individual to serve as an arbitrator and the two (2) thus appointed shall select a third arbitrator with such special knowledge and expertise to serve as chairman of the panel of arbitrators; and such three (3) arbitrators shall determine all matters by majority vote; provided, however, if the two (2) arbitrators appointed by
                    --------  -------
     the Parties are unable to agree upon the appointment of the third arbitrator within five (5) days after their appointment, both shall give written notice of such failure to agree to the Parties, and, if the Parties fail to agree upon the selection of such third arbitrator within five (5) days thereafter, then either of the Parties upon written notice to the other may require such appointment from, and pursuant to the rules of, the Chicago office of the American Arbitration Association for commercial arbitration. Prior to appointment, each arbitrator shall agree to conduct such arbitration in accordance with the terms of this Agreement. The arbitration panel may choose legal counsel to advise it on the remedies it may grant, procedure, and such other legal issues as the panel deems appropriate but subject to limits on remedies and damages set forth in this Agreement.

               11.2.3 The Parties shall have sixty (60) days to perform discovery and present evidence and argument to the arbitrators. During that period, the arbitrators shall be available to receive and consider all such evidence as is relevant and, within reasonable limits due to the restricted time period, to hear as much argument as is feasible, giving a fair allocation of time to each Party to the arbitration. The arbitrators shall use all reasonable means to expedite discovery and to sanction noncompliance with reasonable discovery requests or any discovery order. The arbitrators shall not consider any evidence or argument not presented during such period and shall not extend such period except by the written consent of both Parties. At the conclusion of such period, the arbitrators shall have forty-five (45) days to reach a determination. To the extent not in conflict with the procedures set forth herein, which shall govern, such arbitration shall be held in accordance with the prevailing rules of the Chicago office of the American Arbitration Association for commercial arbitration.

               11.2.4 The arbitrators shall have the right only to interpret and apply the terms and conditions of this Agreement and to order any remedy allowed by this Agreement, but may not change any term or condition of this Agreement, deprive either Party of any right or remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder.

               11.2.5 The arbitrators shall give a written decision to the Parties stating their findings of fact, conclusions of law and order, and shall furnish to each Party a copy thereof signed by them within five (5) days from the date of their determination.

          11.3 Costs. Each Party shall pay the cost of the arbitrator or
               -----
arbitrators, and any legal counsel appointed pursuant to subparagraph (a) above, with respect to those issues as to which they do not prevail, as determined by the arbitrator or arbitrators.

          11.4 Settlement Discussions. The Parties agree that no statements of
               ----------------------
     position or offers of settlement made in the course of the dispute process described in this Section 11 will be offered into evidence for any purpose in any litigation or arbitration between the Parties, nor will any such statements or offers of settlement be used in any manner against either Party in any such litigation or arbitration. Further, no such statements or offers of settlement shall constitute an admission or waiver of rights by either Party in connection with any such litigation or arbitration. At the request of either Party, any such statements and offers of settlement, and all copies thereof, shall be promptly returned to the Party providing the same.

          11.5 Preliminary Injunctive Relief. Nothing in this Section 11 shall
               -----------------------------
     preclude, or be construed to preclude, the resort by either Party to a court of competent jurisdiction solely for the purposes of securing a temporary or preliminary injunction to preserve the status quo or avoid irreparable harm pending arbitration pursuant to this Section 11.

          11.6  Obligations to Pay Charges and Perform. If a disagreement arises
                --------------------------------------
     on any matter which is not resolved as provided in Section 11.1 above, then, pending the resolution of the disagreement by arbitration, Seller shall continue to perform its obligations hereunder including its obligations to operate the Units in a manner consistent with the applicable provisions of this Agreement and Buyer shall continue to pay all charges and perform all other obligations required in accordance with the applicable provisions of this Agreement. In addition, notwithstanding the provisions of Section 13.3, neither Party shall be entitled to terminate this Agreement for default (other than defaults pursuant to Sections 13.1.1 or 13.2.1) by the other Party if the alleged default is the subject of an arbitration pursuant to Section 11, pending the outcome of such arbitration.

     12.  Assignment; Project Financing; and Transfer of Units
          ----------------------------------------------------

          12.1  Assignment. Except as set forth in this Section 12, neither
                ----------
     Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party. Either Party may assign this Agreement, without the consent of the other Party, to an Affiliate or the parent company of an Affiliate, but no such assignment shall release such assignor from any obligations hereunder whether arising before or after such assignment.

          12.2  Transfers and Change of Control. For the Purposes of this
                -------------------------------
     Section 12.2, any direct transfer or series of direct transfers (whether voluntary or by operation of law) of a majority of the outstanding voting equity interests of a Party (or any entity or entities directly or indirectly holding a majority of the outstanding voting equity interests of such Party) to any party other than an Affiliate controlled by, or under common control with, such Party shall be deemed an assignment of this Agreement. In such events; (i) prior notice of any such assignment shall be provided to the other Party; (ii) any assignee (other than Lenders or their designees pursuant to Section 12.3 below) shall expressly assume assignor's obligation hereunder, unless otherwise agreed to by the other Party; and
     (iii) except with respect to an assignment of this Agreement in its entirety permitted hereunder by the Seller's Lender, no assignment, whether or not consented to, shall relieve the assignor of its obligations hereunder in the event the assignee fails to perform, unless the other party agrees in writing in advance to waive the assignor's continuing obligations pursuant to this Agreement, such waiver not to be unreasonably withheld.

          12.3  Consent to Assignment to Lender. Buyer consents to Seller's
                -------------------------------
     assignment of this Agreement to any Lenders or the granting to any Lenders of a lien or security interest in any right, title or interest in part or all of the Facility or any or all of Seller's rights under this Agreement for the purpose of the financing or refinancing of the Facility (or any part thereof) and the Interconnection Facilities; provided, however, that
                                                       --------  -------
     such assignment shall recognize Buyer's rights under this Agreement. Buyer further agrees to comply with reasonable requests of Seller in Seller's efforts to obtain project financing for the Facility, including without limitation execution of a consent to assignment by Buyer and delivery by Buyer's counsel of an opinion as described below as reasonably required by Lenders. Buyer recognizes that such financing will likely entail Buyer's execution of a consent to assignment that may grant certain rights to such Lenders, which shall be fully developed and described in the consent documents, including (i) this Agreement shall not be amended in any material respect or terminated (except for termination pursuant to the terms of this Agreement) without the consent of Lenders, which consent is not to be unreasonably withheld or delayed, (ii) Lenders shall be given notice of, and a reasonable opportunity to cure (in addition to the periods designated hereunder), any Seller breach or default of this Agreement, and (iii) if a Lender forecloses, takes a deed in lieu or otherwise exercises its remedies pursuant to any security documents, that Buyer shall, at Lender's request, continue to perform all of its obligations hereunder (subject to Buyer's rights under Section 13), so long as Lender or its nominee is performing all obligations of Seller hereunder in the place of Seller, and Lender may assign this Agreement to a Permitted Assignee so long as such Permitted Assignee assumes all obligations of Seller hereunder and so long as all monetary defaults of Seller are cured prior to such assignment, and may enforce all of Seller's rights to the extent Seller's obligations hereunder are being performed, (iii) that Lender(s) shall have no liability under this Agreement except during the period of such Lender(s)' ownership and/or operation of the Facility, (iv) that Buyer shall accept performance in accordance with this Agreement by Lender(s) or its (their) nominee, (v) if this Agreement is rejected in Seller's bankruptcy, Buyer will enter into a replacement agreement identical to this Agreement with a Permitted Assignee so long as such Permitted Assignee assumes all obligations of Seller hereunder and so long as all monetary defaults of Seller are cured prior to such assignment, and (vi) that Buyer shall make representations and warranties to Lender(s) as Lender(s) may reasonably request with regard to (A) Buyer's corporate existence, (B) Buyer's corporate authority to execute, deliver, and perform this Agreement,
         (C) the binding nature of (x) the document evidencing Buyer's consent to assignment to Lenders and (y) this Agreement on Buyer, (D) receipt of regulatory approvals by Buyer with respect to its execution and performance under this Agreement, and (E) whether to Buyer's knowledge, any defaults by Seller are known by Buyer then to exist under this Agreement. The documentation that Lenders may require under this
         Section 12.3 may include an opinion of counsel typical in project finance transactions. Seller agrees to reimburse Buyer for reasonable fees and expenses incurred by Buyer in connection with consent to assignment including without limitation, attorneys' fees and expenses. Such consent to assignment to Lenders shall provide that upon the exercise of trustee's or mortgagee's assignment rights pursuant to such assignment, trustee or mortgagee shall notify Buyer of the date and particulars of any such exercise of assignment rights.


               12.4 Potential Changes in Ownership or Control of Aquila. Seller
                    ---------------------------------------------------
         acknowledges that Aquila may become the subject of a merger, acquisition, transfer of a majority of the outstanding voting equity of Aquila, or other change in control (the "Aquila Change in Control") in the near future and that such transaction may be deemed an assignment of this Agreement pursuant to Section 12.2. Seller agrees that, if, following the consummation of the Aquila Change in Control, Aquila, or its successor entity resulting from such transaction, provides evidence reasonably satisfactory to

         Lenders (in accordance with common industry practice) demonstrating that it has a credit rating that is equal to or higher than such rating applicable to UCU as of the date of this Agreement, Seller shall provide its consent pursuant to Section 12.1 to such deemed assignment, and upon consummation thereof shall release UCU from its joint and several liability and from all obligations arising from and after the Aquila Change in Control.

               12.5  Transfers Not in Accordance Herewith. Any sale, transfer,
                     ------------------------------------
         or assignment of any interest in the Facility or in this Agreement made without fulfilling the requirements of this Section 12 shall be null and void and shall constitute an Event of Default.

         13. Default, Termination and Remedies; Notice of Default. If Buyer
             -----------------------------------------------------
defaults under this Agreement, then Seller shall give Buyer written notice describing such default. If Seller defaults under this Agreement, then Buyer shall give Seller written notice describing such default and concurrently provide any Lender with a copy of such notice.

             13.1 Events of Default of Seller. The following shall constitute
                  ---------------------------
         Events of Default of Seller ("Seller Events of Default") upon their occurrence unless cured within seven (7) days after written receipt of Notice from Buyer of such failure requiring its remedy, in the case of defaults under Sections 13.1.1 (and twenty-one (21) days with respect to Section 13.1.2) or within sixty (60) days, in the case of all other defaults, after the date of written notice from Buyer as provided above, provided that, if any such other default cannot be cured within sixty (60) days with exercise of due diligence, and if Seller within such period submits to Buyer a plan reasonably designed to correct the default within a reasonable additional period of time not to exceed six
         (6) months, then an Event of Default shall not exist unless Seller fails to diligently pursue such cure or fails to cure such default within the additional period of time specified by such plan:

                  13.1.1 Seller's failure to make payments when due; Seller Guarantor's failure to pay for Substitute Power (if Seller has failed previously to make such payment), a Delay Book Out Charge or an Outage Book Out Charge;

                  13.1.2 (i) A Seller Guarantee ceases to remain in full force and effect in accordance with its terms (other than as a result of such Seller Guarantee having been fully drawn down by Buyer); (ii) the failure of a Seller Guarantor to make a payment upon a proper drawing by Buyer against a Seller Guarantee; or (iii) Seller fails to deliver a letter of credit as required by Section 18.1 upon a Downgrade Event with respect to a Seller Guarantor.

                  13.1.3 Seller's dissolution or liquidation;

                  13.1.4 A Bankruptcy Event occurs with respect to Seller;

                  13.1.5 Seller's assignment of this Agreement or any of Seller's rights under the Agreement or the sale or transfer of any interest in Seller in each case not in compliance with the provisions of Section 12;

                  13.1.6 The sale by Seller to a third party of Electric Energy or Capacity committed to Buyer by Seller other than as permitted under this Agreement; and

                  13.1.7 Any representation made by Seller under Section 14.1 shall be false in any material respect.

             13.2 Buyer Default. The following shall constitute Events of
                  -------------
         Default of ("Buyer Events of Default") upon their occurrence unless cured within seven (7) days after written receipt of Notice from Seller of such failure requiring its remedy, in the case of a default under
         Section 13.2.1 or within sixty (60) days, in the case of all other defaults, after the date of written notice from Buyer as provided above, provided that, if any such other default cannot be cured within sixty (60) days with exercise of due diligence, and if Seller within such period submits to Buyer a plan reasonably designed to correct the default within a reasonable additional period of time not to exceed six
         (6) months, then an Event of Default shall not exist unless Seller fails to diligently pursue such cure or fails to cure such default within the additional period of time specified by such plan:

                  13.2.1 Buyer fails to pay any sum due from it hereunder on the due date thereof;

                  13.2.2 A Bankruptcy Event occurs with respect to Buyer;

                  13.2.3 Buyer dissolution or liquidation except in connection with an Aquila Change in Control pursuant to Section 12.4;

                  13.2.4 Buyer's failure to post or maintain security in the form of a letter of credit as a result of a Downgrade Event with regard to Buyer as described in Section 18.2, to the levels, and upon the timing, specified in such Section 18.2;

                  13.2.5 Buyer's assignment of this Agreement or any of Buyer's rights under this Agreement or the sale or transfer of any interest in Buyer in each case not in compliance with the provisions of Section 12; or

                  13.2.6 Any representation made by Buyer under Section 14.1 shall be false in any material respect.

            13.3 Remedies.
                 --------

                  13.3.1 Upon the occurrence and during the continuance of a Buyer Event of Default or a Seller Event of Default, the non-defaulting Party may at its discretion suspend performance hereunder or terminate this Agreement upon thirty (30) days (or five (5) days for defaults under Section 13.1.4 or 13.2.2 above) prior written notice to the Party in default. In addition, if Seller terminates this Agreement pursuant to this section 13.3.1, Seller may draw the amount of its direct damages incurred as a result of Buyer's default from the Buyer letter of credit, if any, posted pursuant to Section 18.2.

                  13.3.2 If a Buyer Event of Default under Section 13.2.1 has occurred and is continuing, Seller shall have the right to sell Capacity and Electric Energy from the Facility on a daily basis to third parties during the continuance of such Buyer Event of Default.

            13.4 Special Termination for Chronic Poor Availability. If the
                 -------------------------------------------------
         Summer Average Availability for the Facility for a Summer Period (the "Initial Poor Availability Period") is less than 80%, then Seller shall promptly engage a mutually acceptable independent engineer to conduct an assessment of Seller's operating and maintenance practices to determine what steps are necessary to restore the Facility to an Equivalent Availability of at least 97% and to recommend a detailed and specific protocol of equipment, operational and maintenance improvements necessary to achieve such Equivalent Availability (collectively, the "IE Protocol"). If Seller fails to fully and timely implement the IE Protocol and either (i) the Facility has a Summer Average Availability of less than 80% for each of the two Summer Periods subsequent to the Initial Poor Availability Period or (ii) if the Summer Average Availability for the Initial Poor Availability Period was less than 70%, and the Facility has a Summer Average Availability less than 70% for the Summer Period subsequent to the Initial Poor Availability Period, then Buyer may terminate this Agreement on September 15th of the year that is two years after the Initial Poor Availability Period (in the case of a termination pursuant to the foregoing clause (i)) or on September 15th of the year after the Initial Poor Availability Period (in the case of a termination pursuant to clause (ii)). In the event of such termination, Seller shall have no liability to Buyer except for liability for obligations (including Availability Adjustments) accrued prior to such termination.

         14. Representations and Warranties
             ------------------------------

             14.1 Representations and Warranties of Seller. Seller hereby makes
                  -----------------------------------------
         the following representations and warranties to Buyer:

                  14.1.1 Seller is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the State of Illinois and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and, subject to the receipt of the regulatory approvals set forth in
         Section 20, carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  14.1.2 The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action, and do not and will not require any consent or approval of Seller's Management Committee or equity holders other than that which has been obtained.

                  14.1.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement, do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any legal requirements, or any organizational documents, agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Seller is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing, and Seller has obtained all permits, licenses, approvals and consents of governmental authorities required for the lawful performance of its obligations hereunder.

                  14.1.4 This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  14.1.5 There is no pending, or to the knowledge of Seller, threatened action or proceeding affecting Seller before any governmental authority which purports to affect the legality, validity or enforceability of this Agreement.

            14.2 Representations and Warranties of Buyer. Aquila and UCU, on a
                 ---------------------------------------
         joint and several basis, hereby make the following representations and warranties to Seller:

                  14.2.1 Aquila is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and UCU is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Aquila and UCU is qualified to do business in the State of Illinois and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  14.2.2 The execution, delivery and performance by each of Aquila and UCU of this Agreement have been duly authorized by all necessary corporate action, and do not and will not require any consent or approval of its Board of Directors or shareholders other than that which has been obtained.

                  14.2.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any legal requirements, or its Sections of incorporation or bylaws, or any deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which either Aquila or UCU is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

                  14.2.4 This Agreement constitutes the legal, valid and binding obligation of Aquila and UCU enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  14.2.5 There is no pending, or to the knowledge of Aquila or UtiliCorp, threatened action or proceeding affecting it before any governmental authority which purports to affect the legality, validity or enforceability of this Agreement.

         15. Indemnification

         Each Party shall indemnify and hold harmless the other Party, and its officers, directors, agents and employees from and against any and all claims, demands, actions, losses, liabilities, expenses (including reasonable legal fees and expenses), suits and proceedings of any nature whatsoever for personal injury, death or property damage to each other's property or facilities or personal injury, death or property damage to third parties (collectively "Liabilities") caused by the negligence or willful misconduct of the indemnifying Party that arise out of or are in any manner connected with the performance of this Agreement, except to the extent such injury or damage is attributable to the gross negligence or willful misconduct of, or breach of this Agreement by, the Party seeking indemnification hereunder. Buyer shall indemnify Seller from all Liabilities related to Electric Energy and Replacement Power from and after delivery to the Point of Delivery or Replacement Power Delivery Point as applicable; and Seller shall indemnify Buyer for all Liabilities related to Electric Energy or Replacement Power prior to its delivery to the Point of Delivery or Replacement Power Delivery Point as applicable.

         16. Notices.
             -------

         Unless otherwise provided in this Agreement, any notice, consent or other communication required to be made under this Agreement shall be in writing and shall be delivered to the address set forth below or such other address or persons as the receiving Party may from time to time designate by written notice:

             If to Buyer, to:

                      Aquila Energy Marketing Corporation
                      1100 Walnut - Suite 2900
                      Kansas City, Missouri  64106
                      Attention:  President
                      Fax:  (816) 527-1006


             With a copy to:

                           Hogan & Hartson, L.L.P.
                           555 Thirteenth Street, Columbia Square
                           Washington, D.C.  20004-1109
                           Attn: John P. Mathis, Esquire
                           Fax:  (202) 637-5910


                  If to Seller, to:

                          Elwood Energy II, LLC
                          c/o Dominion Energy, Inc.
                          120 Tredegar Street
                          Richmond, VA 23219
                          Attention:  Christine M. Schwab, Esq.
                          Fax: (804) 819-2202

                  with a copy to:

                           Elwood Energy II, LLC
                           c/o McGuire, Woods, Battle & Boothe LLP
                           901 E. Cary Street
                           Richmond, VA 23219
                           Attention:  Mark J. La Fratta, Esq.
                           Telephone: (804) 775-1106
                           Fax: (804) 698-2096

All notices shall be effective when received.

         17. Confidentiality
             ---------------

         Each Party agrees that it will treat in confidence all documents, materials and other information marked "Confidential" or "Proprietary" by the disclosing Party ("Confidential Information") which it shall have obtained during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the date of this Agreement). Confidential Information shall not be communicated to any third party (other than, in the case of Seller, to its Affiliates, to its counsel, accountants, financial or tax advisors, or insurance consultants, to prospective partners and other investors in Seller and their counsel, accountants, or financial or tax advisors, or in connection with its financing or refinancing; and in the case of Buyer, to its Affiliates, or to its counsel, accountants, financial advisors, tax advisors or insurance consultants). As used herein, the term "Confidential Information" shall not include any information which (i) is or becomes available to a Party from a source other than the other Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party or its agents or (iii) is required to be disclosed in the opinion for a Party's legal counsel under applicable law or judicial, administrative or regulatory process, but only to the extent it must be disclosed. The timing and content of any press releases associated with this Agreement shall be agreed to by the Parties prior to any public disclosure or distribution.

          18. Security
              --------

             18.1 Seller Guarantees. Seller shall provide guarantees of
                   -----------------
         Dominion Energy, Inc. ("Dominion") and Peoples Energy Corp ("Pecorp") (the "Seller Guarantees") in the form of Appendix H, each with a cumulative maximum liability amount for the Term equal to ten million dollars ($10,000,000). Such guarantees shall be in force beginning June 1, 2001 and shall remain in force until the termination of this Agreement. If and when a Seller Guarantor has paid out an amount equal to the maximum amount of the Seller Guarantee, such Seller Guarantor shall be released from any further liability to Buyer pursuant to this Agreement, and from and after such date Buyer shall be released from any obligation hereunder to obtain Substitute Power. Such Seller Guarantor may, in its sole discretion, reissue additional guarantees beyond such maximum. If a Downgrade Event occurs with respect to a Seller Guarantor, Seller shall post or cause to be posted in lieu of Seller's Guarantee, a letter of credit in favor of and reasonably acceptable to Buyer in an amount equal to its remaining liability under such Seller Guarantees. Neither Dominion nor Pecorp may assign or transfer its guarantee obligations to a third party entity without the consent of Buyer, and any assignee or transferee must have credit standing of Investment Grade or better . Pursuant to such guarantees, each of Dominion and Pecorp shall be severally, but not jointly or jointly and severally, liable for the performance of Seller, and their liabilities shall be limited to the amount stated in the guarantees for the applicable time period. Upon Buyer's request, Seller shall cause Dominion to provide audited financial statements on an annual basis after April 30 of each year for the preceding calendar year.

             18.2 Buyer Security. Upon request of Seller, Buyer shall be
                  --------------
         required to post security in the form of a letter of credit in favor of and reasonably acceptable to Seller within ten (10) days of Seller's request if the rating of both Moody's and Standard & Poor's of UCU (or its successor or replacement entity pursuant to the operation of
         Section 12.4) the co-obligor under this Agreement, falls below Investment Grade. Such letter of credit shall be in an amount equal the next six (6) months Capacity Charges if such rating is one Rating Category below Investment Grade, or twelve (12) months Capacity Charges if such rating is two or more Rating Categories below Investment Grade, upon which Seller may draw any amounts due from Buyer hereunder and not timely paid. Any six month Capacity Charge letter of credit shall have a term of not less than 180 days. Any twelve month Capacity Charge letter of credit shall have a term of not less than 364 days. If such letter of credit is not renewed at least thirty (30) days prior to expiration, Seller may draw the full amount of such letter of credit and hold such amounts to offset against liability (including future liability) of Buyer under this Agreement. If one or both rating agencies restores UCU's (or its successor or replacement entity pursuant to the operation of Section 12.4) long term debt rating to Investment Grade, than Buyer may request that Seller surrender the letter of credit to Buyer, and Seller will do so within three Business Days of such request.

         19. Force Majeure
             -------------

            19.1 Definition. For the purposes of this Agreement, "Force Majeure
                 ----------
         Event" means an event, condition or circumstance beyond the reasonable control of and without the fault or negligence of the Party affected (the "Affected Party") which, despite all reasonable efforts of the Affected Party to prevent it or mitigate its effects, prevents the performance by such Affected Party of its obligations hereunder. Subject to the foregoing, "Force Majeure Event" as to either Party, shall include:

                  19.1.1 explosion and fire (in either case to the extent not attributable to the fault or the negligence of the Affected Party);

                  19.1.2 lightning, flood, earthquake, landslide, tornado, unusually severe storms, or other natural calamity or act of God;

                  19.1.3 strike or other labor dispute other than any labor dispute or strike by Seller's employees or the employees of any contractor or subcontractor employed at or performing work with respect to the Facility (except to the extent arising out of a strike or labor action by employees or labor organization members not employed at or performing work with respect to the Facility);

                  19.1.4 war, insurrection, civil disturbance, sabotage or riot;

                  19.1.5 failure to obtain Governmental Approvals as a result of a Change in Law;

                  19.1.6 Changes in Law materially adversely affecting operation of the Facility;

                  19.1.7 lack of fuel caused by a Force Majeure Event (as defined in this Agreement) experienced by the Facility's fuel supplier or transporter (as if for purposes of this Section 19.1.7 such fuel supplier or transporter is the Affected Party) or curtailment of firm gas transportation service to the Facility pursuant governmental order that materially affects the delivery of gas to the Facility;

                  19.1.8 the failure of performance by any third party having an agreement with Seller, including, without limitation, any vendor, supplier, or customer of Seller that is excused by reason of force majeure (or comparable term), as defined in Seller's agreement with such third party but only if such event would also constitute Force Majeure as defined in this Agreement; and

                  19.1.9 mechanical equipment breakdown caused by a Force Majeure Event described in Section 19.1.1, 19.1.2 or 19.1.4, and

                  19.1.10 interruption of acceptance by the Interconnected Utility of delivery of Electric Energy from the Facility into the Interconnected Utility System.

            19.2 Obligations Under Force Majeure.
                 --------------------------------

                  19.2.1 If either Party is rendered unable, wholly or in part, by a Force Majeure Event, to carry out some or all of its obligations under this Agreement (other than obligations to pay money) despite all reasonable efforts of such Party to prevent or mitigate its effects, then, during the continuance of such inability, the obligation of such Party to perform the obligations so affected shall be suspended, except as provided in this Section 19. If Seller is the Affected Party, the Target COD shall be extended day for day for the duration of the effects of a Force Majeure Event.

                  19.2.2 A Party relying on a Force Majeure Event shall give written notice of such Force Majeure Event to the other Party as soon as practicable after such event occurs, which notice shall include information with respect to the nature, cause and date of commencement of the occurrence(s), and the anticipated scope and duration of the delay. Upon the conclusion of the Force Majeure Event, the Party heretofore relying on such Force Majeure Event shall, with all reasonable dispatch, take all steps reasonably necessary to resume the obligation(s) previously suspended.

                  19.2.3 Notwithstanding the foregoing, a Party shall not be excused under this Section 19, (x) for any non-performance of its obligations under this Agreement having a greater scope or longer period than is justified by the Force Majeure Event, (y) for the performance of obligations that arose prior to the Force Majeure Event, or (z) to the extent absent the Force Majeure Event the Affected Party would nonetheless have been unable to perform its obligations under this Agreement.

            19.3 Force Majeure Not Forced Outage. Any periods of Forced Outage
                 -------------------------------
         or Forced Derating caused by Force Majeure Events shall not be included as Forced Outage Hours, or Forced Derating Hours for purposes of calculation of the Availability Adjustment.

            19.4 No Economic Force Majeure. Force Majeure Events do not include
                 -------------------------
         changes in market conditions.

            19.5 Continued Payment Obligation. Buyer shall have no obligation to
                 ----------------------------
         pay the monthly Capacity Charge during a Force Majeure period when the Seller is the Affected Party except:

                 19.5.1 Prior to Commercial Operations Date. Buyer shall have no
                        -----------------------------------
         obligation to pay Capacity Charges during a Force Majeure Period unless, and to the extent Seller delivers or causes to be delivered Replacement Power or Substitute Power. However, Seller's provision of Replacement Power, causing Substitute Power to be delivered, or payment of a Delay or Outage Book Out Charge shall not constitute, in any manner, a waiver of a Force Majeure Event.

                 19.5.2 After the Commercial Operations Date. After the
                        ------------------------------------
         Commercial Operations Date, Buyer shall have no obligation to pay Capacity Charges during any Force Majeure Period where Seller is the Affected Party, except that Buyer shall continue to pay for 50% of the Capacity Charges for up to the first 15 days of any Force Majeure

         Event as if the Unit(s) were meeting the Guaranteed Availability during such period. Beginning on the sixteenth (16th) day Buyer shall have no obligation to pay Capacity Charges unless and to the extent (a) Seller provides Replacement Power or causes to be delivered Substitute Power, or (b) the Facility is Available for Dispatch by Buyer.

                 19.5.3 Proration of Effect of Force Majeure Affecting Elwood
                        -----------------------------------------------------
         Station and Expansions Thereto. If a Force Majeure Event affects both
         ------------------------------
         the Units and other units at the Elwood Station (including expansions thereof), Seller shall equitably allocate the burdens of the effects of such Force Majeure Event over all affected units (for example, if a gas curtailment affecting Units 1-6 constitutes a Force Majeure, the gas available shall be ratably allocated over such six units to the extent feasible).

            19.6 Extended Force Majeure Event After Commercial Operations. If an
                 --------------------------------------------------------
Affected Party reasonably believes that a Force Majeure Event that is preventing it from performing its obligations hereunder could result in a suspension of such performance for a period of one (1) month or longer, the Affected Party shall submit a plan to the other Party to overcome the Force Majeure Event. Such plan shall be submitted within thirty (30) Business Days of the start of the Force Majeure Event. The plan shall set forth a course of repairs, improvements, changes to operations or other actions which could reasonably be expected to permit the Affected Party to resume performance its obligations under this Agreement within a reasonable time frame projected in the plan. While such a plan is in effect, the Affected Party shall provide weekly status reports to the other Party notifying the other Party of the steps which have been taken to remedy the Force Majeure Event and the expected remaining duration of the Party's inability to perform its obligations. If the Force Majeure Event has not been overcome within five (5) months from its inception, the Parties shall meet to reassess the amount of time that is likely to pass before the Affected Party can reasonably be expected to resume performance under this Agreement, and Seller shall have thirty (30) days to establish a revised plan to overcome the Force Majeure Event within twelve (12) months of its beginning. If at the end of such thirty (30) days one or both of the Parties reasonably concludes that the Force Majeure Event cannot be reasonably be expected to be overcome within twelve months of the beginning of the Force Majeure Event, the Party that is not the Affected Party may terminate this Agreement with five (5) days notice to the Affected Party. If the Affected Party is Seller and the Force Majeure Event only materially impacts the operation of one Unit, then any termination by Buyer will be as to the impacted Unit only. Notwithstanding Buyer's election not to terminate this Agreement, Buyer shall nonetheless have the right to terminate this Agreement, if Seller has failed to remedy the effects of the Force Majeure Event within twelve months of its inception such that the Facility is capable of delivering the Net Dependable Capacity and meeting other performance criteria hereunder. Upon termination of this Agreement as provided in this Section 19.6, the Parties shall have no further liability or obligation to each other except for any obligation arising prior to the date of such termination and those that survive termination as listed in Section 2.2. In addition to the foregoing, the Party not prevented from performing its obligations due to the Force Majeure Event may terminate this Agreement upon ten (10) Days prior written notice if
(a) the Affected Party fails to provide a Force Majeure remedy plan as provided for in this Section 19.6, (b) the Affected Party fails to carry out the Force Majeure remedy plans in a method reasonably designed to cause that Party to be able to perform it obligations hereunder within twelve (12) months of the Force Majeure Event occurring, or (c) within five (5) Business Days after a request therefor fails to provide a weekly status report to the other Party.

         20. Interconnection and Transmission
             --------------------------------

            20.1 Facilities. Seller shall own, operate, maintain and control
                 ----------
         during the Term at its sole cost and expense all interconnection facilities located on the Facility site up to, but not including, the Point of Delivery. Seller shall pay all costs associated with interconnecting the Facility to the Interconnected Utility System, including any facilities upgrades required by ComEd.

            20.2 Transmission. Buyer shall be responsible for arranging and
                 ------------
         paying for transmission services from the Point of Delivery, including any applicable transmission costs, system charges or line/system losses from the Point of Delivery, except to the extent of Incremental Transmissions Costs for Replacement Power. Buyer shall also be responsible for obtaining and paying for any ancillary or control area services required by FERC, ComEd or any independent system operator or other transmission utility with respect to the delivery and transmission of ComEd past the Point of Delivery.

         21. Taxes
             -----

            21.1 Applicable Taxes. Each Party shall be responsible for the
                 ----------------
         payment of all taxes imposed on its income or net worth. Except as provided in this Section 21, Seller shall be responsible for the payment of all present or future federal, state, municipal or other lawful taxes applicable by reason of the operation of the Facility or assessable on Seller's property or operations including taxes on (i) the purchase by Seller or delivery of fuel to the Facility, and (ii) production of electricity. Buyer shall pay all existing and any new sales, use, excise, and any other similar taxes, if any, imposed or levied by a governmental agency on the sale or use of or payments for the Electric Energy, Replacement Power, Substitute Power and Net Dependable Capacity sold and delivered under this Agreement arising at or after the Point of Delivery.

            Buyer shall indemnify, defend, and hold Seller harmless from any liability for all such taxes for which Buyer is responsible. Seller shall indemnify, defend, and hold Buyer harmless from any liability from all such taxes for which Seller is responsible. Buyer shall reimburse Seller promptly on demand for the amount of any such tax that is Buyer's responsibility hereunder that Seller remits, plus any penalties and interest incurred and remitted, except such penalties as result from Seller's conduct. Seller shall reimburse Buyer promptly on demand for the amount of any such tax that is Seller's responsibility hereunder that Buyer remits, plus any penalties, interest incurred and remitted, except penalties as result from Buyer's conduct.

            21.2 Contested Taxes. Neither Party shall be required to pay any
                 ---------------
         such tax, assessment, charge, levy, account payable or claim if the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings (including posting security as may be required) which will prevent the forfeiture or sale of any property utilized under this Agreement or any material interference with the use thereof.

            21.3 Other Charges. Seller and Buyer will pay and discharge all
                 -------------
         lawful assessments and governmental charges or levies imposed upon it or in respect to all or any part of its property or business, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor, or materials which, if unpaid might become a lien or charge upon any of its property.

         22. Miscellaneous Provisions
             ------------------------

            22.1 Non-Waiver. The failure of either Party to insist in any one or
                 ----------
         more instances upon strict performance of any provisions of this Agreement, or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any such provisions or the relinquishment of any such right or any other right hereunder, which shall remain in full force and effect.

            22.2 Relationship of Parties. This Agreement shall not be
                 -----------------------
         interpreted or construed to create an association, joint venture, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or to act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

            22.3 Successors and Assigns. This Agreement shall inure to the
                 ----------------------
         benefit of and be binding upon the successors and permitted assigns of the Parties.

            22.4 Governing Laws. This Agreement shall be construed in accordance
                 --------------
         with and governed by the laws of the State of Illinois without regard to its conflicts of laws provisions.

            22.5 Counterparts. This Agreement may be executed in more than one
                 ------------
         counterpart, each of which may be signed by fewer than all Parties, but all of which constitute the same Agreement.

            22.5 Third Party Beneficiaries. This Agreement is intended solely
                 -------------------------
         for the benefit of the Parties hereto. Nothing in this Agreement shall be construed to create a duty to or standard of care with reference to, or any liability to, any Person not a Party to this Agreement.

           22.7 Financial Information. After Seller closes on any third party
                ---------------------
financing, then from the date of such financing, for information purposes only, Seller shall, on a quarterly basis, provide to Buyer a statement of its debt coverage ratio if it is below 1.5. If Seller's debt coverage ratio is 1.5 or greater, Seller shall only inform Buyer that its debt cover ratio is 1.5 or greater without further information. Buyer agrees to treat such information as confidential pursuant to Section 17. In no event shall Buyer alter its performance under this Agreement in any manner based upon such information. Under no circumstances shall Seller have any liability to Buyer whatsoever as a result of actions taken by Buyer in reliance upon such information and Buyer hereby releases Seller for any liability whatsoever resulting therefrom.

         23. Appointment of Aquila As UCU's Agent
             ------------------------------------

             23.1 Appointment
                  -----------

         UCU hereby appoints Aquila as its true and lawful agent and attorney-in-fact, with full power and this Agreement, including without limitation, any notices, consents, elections, waivers, correspondence, agreements, instruments or claims which Aquila deems appropriate; provided, however, that Aquila may not agree to amend this Agreement on behalf of UCU. UCU may terminate this appointment upon written notice to Seller.

             23.2 Presumption of Authority. Seller may conclusively presume and
                  ------------------------
         rely upon the fact that to the extent specified in Section 23.1, any instrument executed by Aquila acting as Buyer or agent or attorney-in-fact for UCU in authorized, regular, and binding upon UCU, without further need for inquiry.

         24. Entire Agreement and Amendments
             -------------------------------

         This Agreement supersedes all previous representations, understandings, negotiations and agreements (including the Original Agreement) either written or oral between the Parties hereto or their representatives with respect to the subject matter hereof and constitutes the entire agreement of the Parties with respect to the subject matter hereof. No amendments or changes to this Agreement shall be binding unless made in writing and duly executed by both Parties.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth at the beginning of this Agreement.

                                   Buyer:  Aquila Energy Marketing Corporation

                                   By     /s/ VJ Horgan
                                      --------------------------------------
                                      Name:  VJ Horgan
                                            --------------------------------
                                      Title: Senior VP
                                             -------------------------------

                                   Buyer:  UtiliCorp United Inc.

                                   By     /s/ Keith Stamm
                                      --------------------------------------
                                      Name:  Keith Stamm
                                            --------------------------------
                                      Title: Senior VP
                                             -------------------------------

                                   Seller:  Elwood Energy II, LLC

                                   By     /s/ Ronald D. Usher
                                      --------------------------------------
                                      Name:  Ronald D. Usher
                                      Title: General Manager

                                  APPENDIX A
                            FACILITY DESIGN LIMITS
                        AND OTHER DISPATCH RESTRICTIONS

(1)      The Design Limits for the Facility shall be the following:
         ----------------------------------------------------------

         (a) The Maximum Load for a Facility shall be equal to the Net Dependable Capacity pursuant to OEM warranties, recommendations, and ambient conditions and the Governmental Approvals relating to the Facility;

         (b) The Minimum Load for a Unit shall be equal to sixty percent (60%) of Net Dependable Capacity (but no less than ninety (90)
                  MW) which shall adjust with ambient conditions in accordance with actual capability of the Units as provided in Appendix F.

         (c) The minimum time required to Start-Up any one Unit (including the Elwood III Units) is twenty-two (22) minutes. The minimum time required to Start-Up multiple units under simultaneous Dispatch for two or three units is thirty-seven (37) minutes; provided however that the commencement of the Start-Up of second and the third Unit shall follow the commencement of Start-Up of the first Units by fifteen (15) minutes. The minimum time required to Start-Up four units under simultaneous Dispatch is fifty-two (52) minutes, provided however that the commencement of the Start-Up of the fourth Unit shall follow the commencement Start-Up of the second Unit by fifteen (15) minutes.

         (d) The ramp rate (load increase rate) from synchronization to Minimum Load is twelve and one-half (12.5) MW per minute per Unit. Minimum time for the load increase from synchronization to Minimum Load is seven (7) minutes.

         (e) The ramp rate (load increase rate) from Minimum Load to Maximum Load is thirteen (13) MW per minute per Unit. Minimum time for the load increase from Minimum Load to Maximum Load is four and six-tenths (4.6) minutes.

         (f) The ramp down rate (load decrease rate) from all load levels is fifteen (11.5) MW per minute per Unit.

         (g) The power factor of Electric Energy from a Unit as measured at the Unit's Revenue Meter shall be in the range from 0.90 lagging to 0.95 leading.

(2)      Dispatch and Start Procedure
         ----------------------------

         (a) Upon Start Up of Unit(s), Seller will ramp Unit(s) to Minimum Load according to the Design Limits above, and thereafter adjust the load between Minimum Load and Maximum Load of the Unit(s) according with the Dispatch Notification and in compliance with the Design Limits above.

         (b) There shall be a minimum run time per Unit of four (4) consecutive hours; provided, however, Buyer shall have the
                                     --------  ------
                  option to Dispatch each Unit for a minimum run time of two (2) consecutive hours up to ten (10) times each Contract Year subject to Prudent Industry Practice and within manufacturer's recommendations.

         (c) There shall be a minimum idle time of two (2) hours between the time a Unit is taken off-line until the initiation of the next Start Up Sequence for that Unit.

         (d) Seller shall have the flexibility to Start Up the Units (along with the Elwood III Units) in a manner that meets Buyer's Dispatch schedule with the least number of Units, consistent with Design Limits and Prudent Industry Practice.

(3)      Generation During Start Up
         --------------------------

         (a) During Start Up of one or more Units and while making load changes in response to Dispatch Requests, Seller shall use Prudent Industry Practices and commercially reasonable efforts to conform the Start Up and operation of the Unit(s) to the Dispatch Request and to minimize the amount of inadvertent Electric Energy generated prior to the Requested Load Delivery Time.

         (b) Prior to the Requested Load Delivery Time, during the Start Up of one Unit, Seller expects to deliver no more than 26 MWh.

         (c) Prior to the Dispatch Load Delivery Time, during the Start Up of two Units, Seller expects to deliver no more than 70 MWh.

         (d) Prior to the Dispatch Load Delivery Time, during the Start Up of three Units, Seller expects to deliver no more than 114 MWh.

         (e) Prior to the Dispatch Load Delivery Time, during the Start Up of four Units, (a 1Unit then 2 Units then 1 Unit Start Up), Seller expects to deliver no more than 178 MWh.

         (f) Seller expects to deliver no more than 18 MWh per unit during ramp down to off line.

         (g) If more MWh are delivered during the Start Up(s) than stated in sections (3)(a) to (3)(f) above, Buyer will market such MWh, and Seller will reimburse Buyer if Buyer's resale price is less than the Facility Electric Energy Rate at such time.

(4)      Permitted Runtime Hours
         -----------------------

         (a) A maximum permitted runtime per Unit of 2500 hours per Contract Year, except in the first Contract Year, 90% of the maximum permitted runtime and in the final Contract Year, 92% of the maximum permitted runtime.

         (b) To the extent that permitted runtime hours are less than 2500 hours per Contract Year, Seller shall be obligated to deliver Replacement Power or comparable consideration between the permitted runtime hours and 2500 hours per Contract Year.

                                   APPENDIX B

                      HEAT RATE and CAPACITY TEST PROCEDURE
                      -------------------------------------
                               Elwood Units 5-8
                               ----------------

1.  Introduction
    ------------

This document describes the procedure for determining the Net Dependable Capacities and corrected Net Heat Rates of Elwood Units 5-8. The Net Dependable Capacities determined by this procedure will serve as the baseline establishing the Capacity Payments and the amount of any future Forced Derating a given Unit may experience. The corrected Net Heat Rates determined by this procedure will be used to evaluate the thermal performance of each unit against the expected degradation in thermal performance as predicted by GE Curve 519HA772, "Expected Gas Turbine Plant Performance Loss Following Normal Maintenance and Off-Line Compressor Wash."

The introduction should clarify that there are essentially two performance test procedures considered in this Appendix B. The first will be conducted by the EPC Contractor on or about the Commercial Operations and that the results of that performance testing will serve both to qualify the EPC Contractor's performance commitment to the Seller, and those results will apply in the determination of the Net Dependable Capacity and Initial Net Heat Rate under this Agreement. Thereafter periodic tests will be conducted by the Seller for the purpose of determining ongoing performance of the Units and/or the Facility. The following period tests conducted by the Seller shall be accomplished utilizing permanent meters and instruments installed at the Facility for data acquisition, but otherwise conducted with the intent of yielding results that will be comparable with the first testing series.

There will be a series of pre-test activities to verify that the gas turbine generator being tested is operating properly at full capability and is adequately prepared for the capacity test. The Unit will be operated at 100% capability in the normal (not overfiring) operating mode with evaporative coolers in service.

The evaluation methodologies utilize correction factors to correct the measured Unit capacity and Heat Rate to the Reference Conditions. Thermal performance and capacity will be further adjusted for degradation according to the accumulated fired hours at the time of the test. These correction factors are determined from curves supplied by the turbine OEM.

2.    References
      ----------

   A.  Power Sales Agreement between Seller and Buyer relating to Units 5-8.

   B. ASME Performance Test Procedures For General Electric Heavy Duty Gas Turbines, GEI-41067D.

   C. Correction Curve set supplied by GE as part of output and thermal performance guarantees and GE Degradation Curve.

   D.  ASME PTC-22 (1997) Gas Turbine Performance Test Code

3.    Measurement and Instrumentation
      -------------------------------

The test set-up consists of the gas turbine generator unit, selected station instruments, precision psychrometer, and weather instruments installed at the Facility.

The ambient air humidity will be measured near the inlet air filter on each Unit using a precision psychrometer.

The ambient temperature will be measured near the inlet air filter on each Unit using a precision thermometer.

The barometric pressure will be determined by averaging the barometric pressure readings from transmitters installed on each Unit.

The gross power output will be measured utilizing the General Electric Mark V control system.

The generator net power output will be measured with the installed Transdata watt-hour meter (Revenue Meter). The measurement will be made by repeatedly timing a fixed increment of elapsed Watt-hours.

The test point duration will be determined by stopwatch.

The gaseous fuel flow rate will be measured with the orifice metering section supplied with the gas turbine and its associated pressure and temperature instrumentation.

4.    Pre-Test Preparation
      --------------------

      4.1 The gas turbine compressor section will be cleaned as described in the GE Turbine Generator Manual immediately prior to testing. The compressor inlet plenum will be inspected before and after the Compressor Wash. If the compressor is judged to be dirty after the initial wash, additional Compressor Wash may be required.

      4.2 The gas turbine exhaust thermocouple signal processing system will be confirmed to be operating to control specification. A thermocouple/calibrator will be used to input a 1000EF signal to the unit control system at the terminal strips where the unit thermocouple leads first terminate. At least three thermocouple wire sets for each control system computer will be checked (R, S, and T) for a total of at least nine wire sets. If proper operation cannot be confirmed, the control system must be corrected before testing. This calibration check will be conducted no more than sixty (60) days prior to the test and the calibration data sheets made part of the test record.

      4.3 The calibration and proper operation of all pertinent pressure transmitters will be verified not more than sixty (60) days prior to the conduct of the test. Copies of the calibration data sheets shall be made a part of each test record. At a minimum, the following transmitters shall be checked:

          .     Gas fuel static pressure transmitter(s)
          .     Gas fuel orifice differential pressure transmitter(s)
          .     Barometric pressure transmitter(s)

      During verification, pressure will be supplied to each transmitter with an NIST traceable device. The input pressure levels shall cover an appropriate estimated range of normal operation. If proper operation cannot be confirmed, the transmitter in question must be re-calibrated before testing.

      4.4 The Revenue Meter calibration must have been completed within the interval specified in Section 5.1 of the Agreement and best reasonable efforts shall be used to schedule the Revenue Meter calibration within the sixty (60) day period prior to the test.

      4.5 Inlet Guide Vane (IGV) angular position will be measured with a machinist's protractor. The angle will be measured on sixteen vanes around the inlet circumference. The average of these measurements will define the true position of the IGV's. The true angle will be compared to the feedback angle displayed by the unit control system. The control system angle must be in agreement with the measured angle to within plus or minus
      0.5 degrees, or the control system must be re-calibrated.

      4.6 A fuel sampling location will be identified as close as possible to the gas turbine and upstream of the metering station.

5.  Conducting the Test
    -------------------

Capacity and thermal performance testing will be conducted by Seller and witnessed by Buyer at its discretion.

      5.1 A minimum of three test points will be conducted on each unit. Each test point will be conducted with the gas turbine power equipment and all test instrumentation functioning satisfactorily and in a steady-state condition with evaporative coolers in service and with the Mark V control system indicating that the unit is at base load. Prior to and during each test point, the gas turbine wheel space temperatures will be monitored individually to verify thermal stability. The gas turbine will be considered in a steady state condition when each turbine wheel space temperature changes by no more than 5EF over a fifteen minute period. The unit thermal stability will be documented by print-outs from the unit control system.

      5.2 In accordance with ASME PTC-22 (1997), additional parameters will be monitored during each test point to verify that the system is in a steady state condition. These parameters and corresponding limits of variation are listed in the following table:

Table: Steady-State Conditions Summary

--------------------------------------------------------------------------------------------------------
         Parameter                Monitored           Variation Limit                 Rule
--------------------------------------------------------------------------------------------------------
    Turbine Wheelspace       Prior to and during            n/a             May not change more than
    Temperature (each)           test point                                  5EF over any 15 minute
                                                                                     period
--------------------------------------------------------------------------------------------------------
    Ambient Temperature       During test point            + 4/o/F             Variation from test
                                                           -                  point average may not
                                                                                  exceed limit
--------------------------------------------------------------------------------------------------------
   Wet Bulb Temperature       During test point            + 3/o/F             Variation from test
                                                           -                  point average may not
                                                                                  exceed limit
--------------------------------------------------------------------------------------------------------
    Gross Power Output        During test point            + 2.0 %             Variation from test
                                                           -                  point average may not
                                                                                  exceed limit
--------------------------------------------------------------------------------------------------------
    Barometric Pressure       During test point               + 0.5%               Variation from test
                                                              -                   point average may not
                                                                                      exceed limit
--------------------------------------------------------------------------------------------------------

         5.3 In accordance with ASME PTC-22 (1997), each test point will be conducted over a thirty minute time period. Data will be recorded at five minute intervals (or more frequently) throughout the duration of the test point for a minimum of seven complete sets of instrument readings. No test point should exceed thirty minutes nor should the data recording interval exceed ten minutes.

         5.4. Fuel samples will be taken at the beginning and end of each test point for a total of twelve samples per unit (including duplicates). Fuel samples will be delivered to a reputable third party laboratory for analysis. As a backup, duplicate fuel samples will be retained at the site until all fuel analysis is completed.

         5.5 Testing shall be conducted with the inlet bleed heat system off and isolated.

6.       Evaluation
         ----------

         6.0 Test Boundary

         This test procedure and the calculations employed are intended to determine the Net Dependable Capacity and Net Heat Rate as shown on the Heat Rate Boundary Diagram.

         6.1 Net Dependable Capacity Evaluation
         --------------------------------------

         Generator Net Power Output
         --------------------------

         Generator Net Power Output (GNPO) will be calculated from the measured net power output from the test point divided by the test point duration in hours.

             GNPO = measured net power output (kWh) / test point duration (hrs.)

         Net Dependable Capacity
         -----------------------

         Generator Net Power Output (GNPO) will be corrected from the test conditions to the Reference Conditions. The result will be the Net Dependable Capacity (NDC).

         NDC = Net Dependable Capacity corrected to Reference Conditions.

         NDC = GNPO x CF\\1\\ x CF\\2\\ x CF\\3\\

                  where:

                  CF\\1\\ = Factor used to correct power from the measured ambient temperature and humidity to the contract conditions

                         =  CF\\a\\ / CF\\b\\

                           where:

                                    CF\\a\\ = Ambient temperature and humidity correction factor from GE Curve [insert curve number when received from GE] at the Reference Conditions

                                    CF\\b\\ = Ambient temperature and humidity correction factor from GE Curve [insert curve number when received from GE] at the measured ambient temperature and humidity

                  CF\\2\\ = Factor used to correct power from the measured barometric pressure to the rated barometric pressure

                         = P\\R\\ / P\\M\\

                              where:

                                    P\\R\\ = Rated barometric pressure (14.39 psia)
                                    P\\M\\ = Measured barometric pressure

                  CF\\3\\ = Factor used to correct for accumulated fired hours prior to the test

                         = 1 + (% output loss from curve 519HA772)


         The NDC's determined from each test point will be summed and divided by the number of test points to determine the NDC for contract purposes.

         6.2 Net Heat Rate
         -----------------

         Net Heat Rate will be calculated from the measured rate of heat consumption and the measured net power output.

         NHR = Net Heat Rate, Btu/kWh (uncorrected)

         NHR = HC / GNPO, Btu/kWh

                  where:
                         HC = Heat consumption rate, BTU/hr
                         GNPO = Generator net power output from paragraph 6.1, kW

         6.3  Heat Consumption Rate
         --------------------------

         Turbine rate of heat consumption will be calculated from the measured fuel flow rate (from turbine control system and compensated for fuel temperature) and the fuel higher heating value as determined from the average of laboratory analysis of the fuel samples.

         HC = Turbine heat consumption rate, Btu/hr

         HC = 3600 x W\\F\\ x HHV, Btu/hr
               where:

                3600 = units conversion, 3600 sec/hr
                W\\F\\ = Fuel flow rate, lb/s (measured by turbine control system and compensated for fuel temperature)
                HHV = Fuel higher heating value, Btu/lb

         6.4  Corrected Net Heat Rate
         ----------------------------

         Net Heat Rate will be corrected from test conditions to the Reference Conditions accounting for degradation in accordance with Section 1 of this procedure.

         CNHR = Corrected Net Heat Rate, Btu/kWh

         CNHR = NHR x CF1\\HR\\ x CF2\\HR\\

               where:

               NHR = Net Heat Rate from Section 6.2, Btu/kWh

               CF1\\HR\\ = Correction factor to correct heat rate from the measured ambient temperature and humidity to the Reference Conditions

                         = CF1\\HR(a)\\ / CF1\\HR(b)\\
                           where:

                           CF1\\HR(a)\\ = Ambient temperature and humidity correction factor from GE Curve [insert curve number when received from GE] at the Reference Conditions.

                           CF1\\HR(b)\\ = Ambient temperature and humidity correction factor from GE Curve [insert curve number when received from GE] at the measured ambient temperature and humidity

                  CF2\\HR\\ = Factor to correct heat rate for the total fired hours accumulated prior to the test. Factor derived from GE Curve 519HA772 at the accumulated fired hours

                           = 1- (% heat rate degradation from curve 519HA772)

                                  APPENDIX C

                                COMMUNICATIONS

1.   Purpose

     The purpose of this Appendix is:

     (i) To describe the nature of, and the requirements for the communication link that will be maintained between Seller and Buyer;

     (ii) To identify and establish a communications procedure (the "Communications Procedure") that defines the responsibilities for, and the frequency, content, and logistics of communication between personnel responsible for operating the Facility ("Seller's Operator(s)") and Dispatcher concerning the availability and Dispatch of the Units. The Parties desire that such a procedure be established so that only responsible and authorized personnel can issue requests and/or orders that may impact reliability and availability of the Units.

2.   Communication Link.

     (i) Buyer shall establish and maintain dedicated phone lines for all communications concerning the availability and Dispatch of the Units. These dedicated systems shall be used as the primary communications link between Seller's Operators and Buyer's Dispatcher responsible for Dispatching Buyer's system ("Generation Dispatcher"). In addition to the dedicated phone lines, Seller and Buyer shall establish standard phone line(s) as a back-up system. Seller's dedicated and standard phone lines are to be located at the control facilities of the Units.

     (ii) At any time a Unit at the Facility is synchronized to the Interconnected Utility System, Seller must ensure that a Seller's Operator is available at the dedicated phone line (or back-up phone line if the dedicated line is unavailable) to respond to the Dispatch orders from the Generation Dispatcher. Both Seller and Buyer recognize that there may be operational conditions or events that will required Seller's Operator to leave the control room in order to resolve the condition or event. Both Seller and Buyer also recognize that these conditions or events will be infrequent. During such times, Seller's Operator must first notify the Generation Dispatcher, and provide information regarding how the Seller's Operator can be reached (i.e. a standard, back-up phone line and/or a cellular phone).

     (iii) Seller shall establish and maintain a paging system for the Seller's Operators. Such paging system shall constitute the secondary communications link between Seller's Operators and the Generation Dispatcher. During those times when no Unit at the Facility is synchronized to the Interconnected Utility, or during power operation when Seller's Operator has left the control room to resolve an operational condition or event, this paging system will become the primary communications link between Seller's Operator and the Generation Dispatcher. Whenever the paging system is the primary communications link, Seller will ensure at least one Seller's Operator will be available at all times, via the paging system. Should the Dispatcher initiate the paging system, Seller's Operator(s) shall immediately contact the Generation Dispatcher via telephone for specific Dispatch orders. Seller will notify Buyer as soon as possible of any disruption or unavailability of the dedicated or standard phone lines, or the pager system, as soon as practicable. Seller shall also provide a list of back-up contracts to the paging system (i.e. the names and home phone numbers for the operators) to be used should the paging system fail, be inadvertently turned off, lost, unavailable due to satellite communication problems, or if the operator fails to respond. This list of back-up contacts shall be incorporated into the Communications Procedure.

3.   Communications Procedure

     (i) Prior to the Commercial Operations Date, Seller and Buyer shall establish a mutually approved Communication Procedure that defines the responsibilities for, and the frequency, content, and logistics of, all communications between Seller's Operator(s) and the Generation Dispatcher concerning the availability and dispatch of the Units.

            Seller and Buyer shall ensure that the most current mutually-approved revision of this Communication Procedure is available to the Seller's Operator(s) and the Generation Dispatcher. Both Seller and Buyer shall mutually review and revise the communications procedure, as necessary.

     (ii) The Communications Procedure shall provide telephone numbers for all dedicated and standard phone lines of both Seller and Buyer (including telephone numbers for facsimile machines) and pager numbers for all of Seller's Operators.

            The Communications Procedure shall also provide back-up contacts to the paging system (i.e. the names and home phone numbers for the operators) to be used should the paging system fail, be inadvertently turned off, lost, unavailable due to satellite communication problems, or if the Seller's Operator fails to respond.

            In addition, the Communications Procedure shall provide instructions and requirements to both the Seller's Operator(s) and the Generation Dispatcher describing the process(es) for communicating unit availability and Dispatch orders for the Units.

            At a minimum, the Communication Procedure shall provide communication instructions for the following items:

                 a) Routine notifications (by both Seller's Operator(s) and the Generation Dispatcher) of expected hourly capability and demand, as required by Section 4(e)(ii) of this Agreement.

                 b)     Start-up and Dispatch orders for Units;

                 c) Conditions, issues or events that could affect the output or reliability of the Units;

                 d) The time of day (based on a twenty-four hour clock) when a Unit is placed on line and taken off line;

                 e) Unit deratings, including the amount of any derate, the estimated or known start time and date of the derate, the estimated or known ending time and date of the derate, and the cause of the derate;

                 f) Conditions at the Facility or a Unit that could affect the present or anticipated load following capability of a Unit;

                 g) Planned and emergency testing requirements, or other operational work that could limit the availability or maneuverability of a Unit; and

                 h) The use of operational reporting forms that are provided in Appendix D.

4.   Revisions

Each Party shall appoint a representative having power and authority to act on its behalf (the "Representative"). Each Party may change its Representative from time-to-time, effective upon notice given to the other Party. A Representative may change addresses, telephone numbers, facsimile numbers and other similar data to be used in directing communications under this Appendix C or Appendix D to the Party represented by that Representative. Each Representative shall be authorized to agree on behalf of the Party that appointed that Representative to any change in the forms or procedures provided under this Appendix C or Appendix D.

                                  APPENDIX D

                           OPERATIONS REPORTING FORM

              DATA APPLICABLE FOR ELWOOD AVAILABILITY DECLARATION

Availability Declaration Period Commencing
___PM/AM,___/___/___TO____PM/AM,___/___/___

TO:                               FAX No.
                                  Telephone No.

------------------------------------------------------------------------------

                   This FAX is a submission of
------------------------------------------------------------------------------

Generator's Offer Data                                                   _
------------------------------------------------------------------------------

A revision to the previously submitted offer of ____/____/____           _
  --------
------------------------------------------------------------------------------

This document is a hardcopy back-up to the offer of ____/____/____       _
------------------------------------------------------------------------------

Unit_____    Available to Meet Net Dependable Capacity    _____ Yes   _____ No
Unit_____    Available to Meet Net Dependable Capacity    _____ Yes   _____ No

Deratings:                          Time                       Time
Unit___  Cause Code: ____  MW____  Start_____Date___/___/___  Stop_____Date ____/___/____
Unit___  Cause Code: ____  MW____  Start_____Date___/___/___  Stop_____Date ____/___/____
Minimum:                            Time                       Time
Unit____  Cause Code: _____   MW_______   Start______Date___/___/___   Stop_______Date ____/___/___
Unit____  Cause Code: _____   MW_______   Start______Date___/___/___   Stop_______Date ____/___/___

Submitted By:

Date:


If you do not receive all the pages or if clarification or retransmission is required call

Return acknowledgment FAX to the attention of:

FAX Number:
================================================================================

Acknowledgment by                   (Signature)

                                    (Title)

Acknowledgment date and time___________________________

                                  APPENDIX E

                  EQUIVALENT AVAILABILITY CALCULATIONS ("EA")

Seller shall calculate for each month, an Equivalent Availability ("EA") for calculation of the Availability Adjustment Credit described in Section 7.1.3. The EA will be calculated (a) for the Summer Super Peak Hours; (b) for the Summer Partial-Peak Hours and (c) for the total of all Non-Summer On-Peak Hours in accordance with the following formula:

                   EA   = {1 - [FOH  +  EFDH] }
                               -------------
                                  PH

Where:

Equivalent Forced Derated Hours ("EFDH") are the product of Forced Derated Hours
(FDH) and Size of Reduction (as defined below), divided by the Net Dependable Capacity (NDC). Equivalent hours are computed for each Forced Derating and then summed for the applicable period.

Forced Derated Hours ("FDH") and Forced Outage Hours ("FOH") are calculated over On Peak Hours, during the applicable period, during which a Unit experiences a Forced Derating or Forced Outage, as applicable. They are calculated monthly in the Summer Period across all Summer Super Peak Hours and Summer Partial Peak Hours and annually for Non-Summer On Peak Hours (as applicable).

Period Hours ("PH") means the total number of Summer Super Peak, Summer Partial Peak or Non-Summer On Peak Hours (as applicable) in each period.

A Forced Outage or Forced Derating event shall only be included in the calculation of the Equivalent Availability when Seller fails to meet, in whole or part, Buyer's Dispatch and fails (a) to deliver or cause to be delivered Replacement Power or Substitute Power, (b) to pay to Buyer Third Party Damages pursuant to Section 4.7.4, or (c) to pay the Outage Book Out Charge due to an unplanned component failure or other condition that requires the load on the Unit or Facility to be reduced below the level Dispatched.

The Size of Reduction for a Forced Derating shall be determined by Seller and shall be based upon observed output of a typical unit having the same equipment problems under similar operating and environmental conditions. Buyer may request Seller to justify the size of the reduction through provision of reasonably available historical operating records in support of Seller's selection of the Size of Reduction.

In the event of a continuing Forced Outage or Forced Derating, Buyer may submit Dispatch requests as if the Unit were available for full operation, provided such requests are submitted in good faith and support Buyer's need to Dispatch a Unit absent the Forced Outage or Forced Derating. If other units at the Elwood Station are operating, Buyer's request shall be deemed to be in good faith. If no other units are running at the Elwood Station, Buyer shall, if requested by Seller, provide written explanation of the reasons that would demonstrate the economic justification for such Dispatch request.

The following shall not be deemed a Forced Outage or Forced Derating for purposes of calculating the Equivalent Availability (a) a Unit is shut down for Scheduled Maintenance Outages or Compressor Washes as provided in Section 6.4 and 6.5 respectively, (b) A Unit is down or derated, but Seller meets Buyer's Dispatch order through (i) Replacement Power, (ii) Substitute Power, (iii) payment of Third Party Damages pursuant to Section 4.7.4, or (iv) payment of an Outage Book Out Charge, (c) a Unit is curtailed, interrupted, reduced or increased by the Interconnected Utility pursuant to Sections 4.8 or 6.6.2, (d) to the extent a Unit is not Available as a result of a Force Majeure Event, or
(e) Seller pays imbalance charges to compensate for any under-delivery.

                                  APPENDIX F

                            Output Adjustment Curve

                              Degradation Curves
                              ------------------

--------------------------------------------------------------------------------
                         CURVE                                          NUMBER
--------------------------------------------------------------------------------
GE Expected Degradation                                             719HA722
--------------------------------------------------------------------------------


                          Turbine Performance Curves
                          --------------------------

--------------------------------------------------------------------------------
                         CURVE                                          NUMBER
--------------------------------------------------------------------------------
Estimated Single Unit Performance, Base                             522HA851
--------------------------------------------------------------------------------
Compressor Inlet Temperature Corrections, Base                      522HA852
--------------------------------------------------------------------------------
Modulated Inlet Guide Vanes Effect                                  522HA853
--------------------------------------------------------------------------------
Altitude Correction for Turbine                                     416HA622B
--------------------------------------------------------------------------------
Humidity Effects Curve                                              498HA697B
--------------------------------------------------------------------------------

                                  APPENDIX G

                            Non Billable Generation

To establish the kilowatt-hours of electricity provided by a Unit and consumed by other units for a billing period, the total for each billing period of electricity consumed by each of units 5, 6, 7 and 8 to be determined from the individual unit electric meter readings using the Revenue Meter which will then be summed for all four units. From this sum, the total monthly electricity purchased from the Interconnected Utility (as determined from the Interconnected Utility's revenue meter in the ComEd/Elwood Switchyard) will be subtracted, yielding an aggregate total of the electricity consumed by all four units that had been generated by one or more other units. This amount will then be multiplied by the ratio of the total operating hours of a given unit to the total operating hours of all four units. This product will represent the electricity generated by a given unit and consumed by other units. This value will be subtracted from the reading of the Revenue Meter for a particular Committed Unit for billing purposes for the billing period. The following example demonstrates the calculation methodology:

Total electricity generated Unit 5 - 30,000 MWh

Total electricity generated Unit 6 - 22,500 MWh

Total electricity generated Unit 7 - 15,000 MWh

Total electricity generated Unit 8 -      0 MWh



Total electricity consumed Unit 5 - 20,000 kWh

Total electricity consumed Unit 6 - 30,000 kWh

Total electricity consumed Unit 7 - 15,000 kWh

Total electricity consumed Unit 8-   2,000 kWh



Total electricity consumed All Units = 20,000 + 30,000 + 15,000 + 2,000 = 67,000
kWh

Total electricity purchased from the Interconnected Utility- 30,000 kWh

Total electricity consumed by all four units and generated by all four units = 67,000 - 30,000 = 37,000 kWh

Unit 5 monthly operating hours - 200

Unit 6 monthly operating hours - 150

Unit 7 monthly operating hours - 100

Unit 8 monthly operating hours - 0



Total operating hours = 200 + 150 + 100 + 0 = 450 hours



CALCULATION:

Electricity furnished by Unit 5 and consumed by the other units = (200/450) (37,000) = 16,444 kWh (16.444 MWh)

Electricity furnished by Unit 6 and consumed by the other units = (150/450) (37,000) = 12,333 kWh (12.333 MWh)

Electricity furnished by Unit 7 and consumed by the other units = (100/450) (37,000) = 8,222 kWh (8.222 MWh)

Electricity furnished by Unit 8 and consumed by the other units = (0/450) (37,000) = 0 kWh



Billable Generation Unit 5 = 30,000 - 16.444 = 29,983 MWh

Billable Generation Unit 6 = 22,500 - 12.333 = 22,488 MWh

Billable Generation Unit 7 = 15,000 - 8.222 = 14,992 MWh

Billable Generation Unit 8 = 0-0 = 0 MWh"

                                APPENDIX H - 1

                                   GUARANTY

         THIS GUARANTY dated as of ___________, is made by Peoples Energy Corporation, an Illinois corporation ("Guarantor"), in favor of UtiliCorp United Inc. and Aquila Energy Marketing Corporation, Delaware corporations (referring to collectively hereafter as "Creditor").

         WHEREAS, Creditor and Elwood Energy, II LLC, a Delaware limited liability company ("Debtor"), have entered into that certain Power Sales Agreement dated ___________, (the "Contract") and capitalized items used and not otherwise defined herein shall have the meanings assigned to them in the Contract;

         WHEREAS, Guarantor, through one or more subsidiaries, owns a 50 percent membership interest in Debtor and the remaining 50 percent membership interest is indirectly owned by Dominion Energy, Inc. ("Dominion"); and

         WHEREAS, to induce Creditor to extend credit to Debtor pursuant to the Contract, Guarantor has agreed to provide to Creditor this Guaranty;

         NOW, THEREFORE, in consideration of the premises, Creditor's execution of the Contract and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

         1.   Guaranty. Subject to the provisions hereof, Guarantor hereby
              --------
irrevocably, absolutely and unconditionally guarantees the timely payment of all financial obligations which become due and payable by Debtor to Creditor under or in connection with the Contract (collectively, "Obligations" and individually, an "Obligation") such that, if Debtor fails, neglects or refuses to perform any Obligation, Guarantor shall make such payment within ten business days after Guarantor receives written notice thereof. Notwithstanding the foregoing, as to any Obligation which Guarantor is called upon to pay or cause payment to be made, Guarantor reserves to itself the right to assert any and all defenses under the Contract which Debtor could assert against Creditor with respect to such Obligation; provided, however, that such reservation shall not include any legal or equitable discharge or defense of a guarantor or surety arising out of any of the events described in Section 2 or Section 3 hereof. The guarantee of Guarantor pursuant to this Section 1 is limited to 50 percent of the Obligations ; provided, however, that in no event shall the maximum aggregate liability of Guarantor under this Guaranty exceed $10,000,000 (the "Guaranty Cap Amount") plus any amounts owed for collecting or enforcing this Guaranty pursuant to the next sentence hereof; provided further, that Guarantor's obligations hereunder are separate and independent obligations from those of Dominion under Dominion's Guaranty of even date herewith and neither Guarantor nor Dominion shall be liable for the obligations of the other under their respective guaranties by reason of joint and several liability or otherwise. In addition to Guarantor's liability for the Obligations set forth herein, Guarantor agrees to pay to Creditor such further amounts as shall be sufficient to cover the costs of collecting or enforcing this Guaranty (including reasonable fees, expenses and disbursements of counsel). This Guaranty is a guaranty of payment and not of collection.

         2.  Guaranty Absolute. Except as otherwise expressly provided in
             -----------------
Section 3(b) hereof, Creditormay, at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing the obligations of Guarantor hereunder:

             (a) change the manner, place or terms of payment of, or (if applicable) interest rate on, or renew, extend or alter, any or all of the Obligations;

             (b) amend, waive, terminate or otherwise modify the Contract or any other document, instrument or agreement relating to any Obligation;

             (c) release (in whole or in part) or compromise or settle with Debtor or any other person liable in any manner for payment of any or all of the Obligations;

             (d) exercise or refrain from exercising any rights against Debtor or any other person or otherwise act or refrain from acting or otherwise fail to be diligent; and

             (e) take, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

         3.  Effect of Certain Events. Guarantor agrees that, except as
             ------------------------
otherwise expressly provided in Section 3(b) hereof, Guarantor's liability hereunder will not be released, reduced or impaired by the occurrence of any of the following events:

             (a) the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar proceeding affecting the status, composition, identity, existence, assets or obligations of Debtor, or the disaffirmance or termination of any of the Obligations or the Contract in or as a result of any such proceeding;

             (b) the renewal, consolidation, extension, modification or amendment from time to time of the Contract or any document, instrument or agreement relating to any Obligation, provided, however, that notwithstanding anything contained in this Guaranty or the Contract to the contrary, Creditor and Debtor may not, without the prior written consent of Guarantor, (i) extend or lengthen the Term of the Contract (as defined in the Contract as of the date hereof) beyond or (ii) change, modify or amend the definition of the term "Capacity Charges" (as defined in the Contract as of the date hereof) in any manner that would increase Guarantor's liability under this Guaranty;

             (c) the failure, delay, waiver or refusal by Creditor to exercise, in whole or in part, any right or remedy held by Creditor with respect to the Contract or the Obligations thereunder; or

             (d) the sale, encumbrance, transfer or other modification of the ownership of Debtor or Creditor or any change in the name, identity, business, structure, composition, financial condition or management (including, without limitation, by reason of a merger, dissolution, consolidation or reorganization) of Debtor or Creditor;

             (e) future changes in conditions, including change of law, or any invalidity, unenforceability or irregularity with respect to the execution and delivery of the Contract or this Guaranty; and

             (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, subject to clause (ii) of Section 1 hereof.

         4.  Waivers. Except as expressly provided in Section 1 hereof,
             -------
Guarantor waives:

             (a) notice of acceptance of this Guaranty, of the creation or existence of the Contract or any Obligation thereunder, and of any action by Creditor in reliance hereon or in connection herewith;

             (b) promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to any Obligation;

             (c) any requirement that suit be brought against, or any other action by Creditor be taken against, Debtor or any other person as a condition to Guarantor's obligations under this Guaranty or as a condition to enforcement of this Guaranty against Guarantor.

             (d) notice of adverse change in the financial condition of Debtor or any other fact which might increase Creditor's risk; and

             (e) any other notices or demands to which guarantors or sureties may be entitled.

         5.  Continuing Guaranty. This Guaranty is an absolute and continuing
             -------------------
guaranty. This Guaranty shall terminate when all of the Obligations have been indefeasibly paid in full to Creditor. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time, either before or after the termination hereof, payment of the Obligations guaranteed pursuant to this Guaranty, or any part thereof, is rescinded or must be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor or Guarantor, all as though such payment had not been made.

         6.  Representations and Warranties. Guarantor represents and warrants
             ------------------------------
 to Creditor as follows:

             (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Illinois and has full corporate power and authority to execute, deliver and perform this Guaranty.

             (b) The execution, delivery and performance of this Guaranty by Guarantor have been and remain duly authorized by all necessary corporate action on the part of by Guarantor and do not contravene any provision of law or of Guarantor's certificate of incorporation or bylaws or any contractual restriction binding on Guarantor or any of its assets.

             (c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance by Guarantor of this Guaranty.

             (d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (e) Debtor is indirectly partially owned by Guarantor, and this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

         7.  Covenants. Guarantor agrees that, so long as this Guaranty remains
             ---------
in effect, Guarantor will promptly furnish to Creditor, upon request at any time and from time to time, a copy of Guarantor's most recent annual report on Form 10-K or quarterly report on Form 10-Q, in each case as filed with the Securities and Exchange Commission (the "SEC"); provided however, if Guarantor is not required to file such reports with the SEC, Guarantor agrees to furnish to Creditor such comparable financial information respecting Guarantor as Creditor may from time to time reasonably request.

         8.  Miscellaneous.
             -------------

             (a)   Notice. Any notice or other communication given hereunder by
                   ------
either Guarantor or Creditor to the other party ("Notice") shall be in writing and delivered personally, mailed by registered or certified mail, postage prepaid and return receipt requested, by telecopier, or by courier guaranteeing overnight delivery, as follows:

                   (i)   if to Guarantor:

                         Peoples Energy Corporation
                         130 East Randolph Drive
                         Chicago, Illinois
                         Attention: William W. Reynolds, Treasurer
                         Telecopy No.: (312) 240-4348


                   (ii)  if to Creditor:

Notice given by personal delivery or mail shall be effective upon actual receipt or refusal of receipt. Notice given by telecopier shall be deemed effective upon transmission and electronic confirmation by the transmitting telecopier. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. All amounts becoming payable by Guarantor to Creditor under this Guaranty shall be payable at

Creditor's offices located at its address for purposes of Notice, or such other place as Creditor may from time to time designate (including wire transfer instructions).

             (b)   Amendments; Waivers; Remedies. All amendments, waivers,
                   ------------------------------
consents or approvals arising pursuant to this Guaranty must be in writing signed by Guarantor and Creditor. No failure on the part of Creditor to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver. No right, power or remedy of Creditor under this Guaranty or the Contract shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

             (c)   Severability. If any provision of this Guaranty or the
                   ------------
application thereof to any party or circumstance shall be invalid or unenforceable, then the remaining provisions or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall continue to be valid and enforceable.

             (d)   Assignment. Neither Guarantor nor Creditor may assign its
                   ----------
rights or obligations under this Guaranty without the other party's prior written consent, which consent may not be unreasonably withheld; provided, however, Creditor may assign its rights hereunder without consent of Guarantor (but with prior notice thereof to Guarantor) to any party to whom the Contract has been properly assigned in accordance with the terms thereof. Subject to the foregoing, this Guaranty shall be binding on, and shall inure to the benefit of, Guarantor and Creditor and their respective successors and assigns.

             (e)   GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND
                   -------------
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. GUARANTOR AND CREDITOR EACH HEREBY IRREVOCABLY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE ORIGINAL JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN CHICAGO, ILLINOIS WITH REGARD TO ANY SUIT, CLAIM OR ACTION IN ANY WAY RELATED TO THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS GUARANTY, AND GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL OBJECTIONS TO WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH SUITS, CLAIMS OR ACTIONS IN SUCH JURISDICTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS. THE PARTIES HERETO FURTHER AGREE THAT ANY AND ALL SUCH SUITS, CLAIMS OR ACTIONS SHALL BE BROUGHT OR FILED EXCLUSIVELY IN SUCH COURTS AND NOWHERE ELSE.

             (f)   Headings. The headings of the sections and subsections of
                   --------
this Guaranty are for convenience only, and shall not limit or otherwise affect the meaning hereof.

             (g)   Counterparts. Guarantor may sign this Guaranty in any number
                   ------------
of counterparts, each of which shall be an original but all of which when taken together shall constitute one and the same instrument.

             (h)   Construction of Agreement. Unless the context of this
                   -------------------------
Agreement clearly requires otherwise, (i) pronouns, wherever used herein and of whatever gender, shall include natural persons, corporations, and associations of every kind and character, (ii) the gender of all words used in this Guaranty shall include the masculine, feminine and neuter, (iii) the words "includes" or "including" shall mean "including without limitation", and (iv) the words "hereof", "herein", "hereunder" and similar terms in this Guaranty shall refer to this Guaranty as a whole and not any particular section or subsection in which such words appear.

             (i)   Interpretation and Reliance. No presumption will apply in
                   ---------------------------
favor of any party hereto in the interpretation of this Guaranty or in the resolution of any ambiguity of any provision hereof.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed effective as of the date first above written.

                                                PEOPLES ENERGY CORPORATION

                                                By:    _____________________

                                                Name:  _____________________

                                                Title: _____________________

                                APPENDIX H - 2

                                   GUARANTY

         THIS GUARANTY dated as of ___________, is made by Dominion Energy, Inc., a Virginia corporation ("Guarantor"), in favor of UtiliCorp United Inc. and Aquila Energy Marketing Corporation, Delaware corporations (referred to collectively hereafter as "Creditor").

         WHEREAS, Creditor and Elwood Energy II, LLC, a Delaware limited liability company ("Debtor"), have entered into that certain Power Sales Agreement dated ___________, (the "Contract") and capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Contract;

         WHEREAS, Guarantor, through one or more subsidiaries, owns a 50 percent membership interest in Debtor and the remaining 50 percent membership interest is indirectly owned by Peoples Energy Corporation ("Peoples"); and

         WHEREAS, to induce Creditor to extend credit to Debtor pursuant to the Contract, Guarantor has agreed to provide to Creditor this Guaranty;

         NOW, THEREFORE, in consideration of the premises, Creditor's execution of the Contract and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

         1.  Guaranty. Subject to the provisions hereof, Guarantor hereby
             --------
irrevocably, absolutely and unconditionally guarantees the timely payment of all financial obligations which become due and payable by Debtor to Creditor under or in connection with the Contract (collectively, "Obligations" and individually, an "Obligation") such that, if Debtor fails, neglects or refuses to perform any Obligation, Guarantor shall make such payment within ten business days after Guarantor receives written notice thereof. Notwithstanding the foregoing, as to any Obligation which Guarantor is called upon to pay or cause payment to be made, Guarantor reserves to itself the right to assert any and all defenses under the Contract which Debtor could assert against Creditor with respect to such Obligation; provided, however, that such reservation shall not include any legal or equitable discharge or defense of a guarantor or surety arising out of any of the events described in Section 2 or Section 3 hereof. The guarantee of Guarantor pursuant to this Section 1 is limited to 50 percent of the Obligations; provided, however, that in no event shall the maximum aggregate liability of Guarantor under this Guaranty exceed $10,000,000 (the "Guaranty Cap Amount") plus any amounts owed for collecting or enforcing this Guaranty pursuant to the next sentence hereof; provided further, that Guarantor's obligations hereunder are separate and independent obligations from those of Peoples under Peoples' Guaranty of even date herewith and neither Guarantor nor Peoples shall be liable for the obligations of the other under their respective guaranties by reason of joint and several liability or otherwise. In addition to Guarantor's liability for the Obligations set forth herein, Guarantor agrees to pay to Creditor such further amounts as shall be sufficient to cover the costs of collecting or enforcing this Guaranty (including reasonable fees, expenses and disbursements of counsel). This Guaranty is a guaranty of payment and not of collection.

         2.  Guaranty Absolute. Except as otherwise expressly provided in
             -----------------
Section 3(b) hereof, Creditor may, at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing the obligations of Guarantor hereunder:

             (a) change the manner, place or terms of payment of, or (if applicable) interest rate on, or renew, extend or alter, any or all of the Obligations;

             (b) amend, waive, terminate or otherwise modify the Contract or any other document, instrument or agreement relating to any Obligation;

             (c) release (in whole or in part) or compromise or settle with Debtor or any other person liable in any manner for payment of any or all of the Obligations;

             (d) exercise or refrain from exercising any rights against Debtor or any other person or otherwise act or refrain from acting or otherwise fail to be diligent; and

             (e) take, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

         3.  Effect of Certain Events. Guarantor agrees that, except as
             ------------------------
otherwise expressly provided in Section 3(b) hereof, Guarantor's liability hereunder will not be released, reduced or impaired by the occurrence of any of the following events:

             (a) the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar proceeding affecting the status, composition, identity, existence, assets or obligations of Debtor, or the disaffirmance or termination of any of the Obligations or the Contract in or as a result of any such proceeding;

             (b) the renewal, consolidation, extension, modification or amendment from time to time of the Contract or any document, instrument or agreement relating to any Obligation, provided, however, that notwithstanding anything contained in this Guaranty or the Contract to the contrary, Creditor and Debtor may not, without the prior written consent of Guarantor, (i) extend or lengthen the Term of the Contract (as defined in the Contract as of the date hereof) beyond or ____________. (ii) change, modify or amend the definition of the term "Capacity Charges" (as defined in the Contract as of the date hereof) in any manner that would increase Guarantor's liability under this Guaranty;

             (c) the failure, delay, waiver or refusal by Creditor to exercise, in whole or in part, any right or remedy held by Creditor with respect to the Contract or the Obligations thereunder; or

             (d) the sale, encumbrance, transfer or other modification of the ownership of Debtor or Creditor or any change in the name, identity, business, structure, composition, financial condition or management (including, without limitation, by reason of a merger, dissolution, consolidation or reorganization) of Debtor or Creditor;

             (e) future changes in conditions, including change of law, or any invalidity, unenforceability or irregularity with respect to the execution and delivery of the Contract or this Guaranty; and

             (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, subject to clause (ii) of Section 1 hereof.

         4.  Waivers. Except as expressly provided in Section 1 hereof,
             -------
Guarantor waives:

             (a) notice of acceptance of this Guaranty, of the creation or existence of the Contract or any Obligation thereunder, and of any action by Creditor in reliance hereon or in connection herewith;

             (b) promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to any Obligation;

             (c) any requirement that suit be brought against, or any other action by Creditor be taken against, Debtor or any other person as a condition to Guarantor's obligations under this Guaranty or as a condition to enforcement of this Guaranty against Guarantor.

             (d) notice of adverse change in the financial condition of Debtor or any other fact which might increase Creditor's risk; and

             (e) any other notices or demands to which guarantors or sureties may be entitled.

         5.  Continuing Guaranty. This Guaranty is an absolute and continuing
             -------------------
guaranty. This Guaranty shall terminate when all of the Obligations have been indefeasibly paid in full to Creditor. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time, either before or after the termination hereof, payment of the Obligations guaranteed pursuant to this Guaranty, or any part thereof, is rescinded or must be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor or Guarantor, all as though such payment had not been made.

         6.  Representations and Warranties. Guarantor represents and warrants
             ------------------------------
 to Creditor as follows:

             (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Illinois and has full corporate power and authority to execute, deliver and perform this Guaranty.

             (b) The execution, delivery and performance of this Guaranty by Guarantor have been and remain duly authorized by all necessary corporate action on the part of by Guarantor and do not contravene any provision of law or of Guarantor's certificate of incorporation or bylaws or any contractual restriction binding on Guarantor or any of its assets.

             (c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance by Guarantor of this Guaranty.

             (d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (e) Debtor is indirectly partially owned by Guarantor, and this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

         7.  Covenants. Guarantor agrees that, so long as this Guaranty remains
             ---------
in effect, Guarantor will promptly furnish to Creditor, upon request at any time and from time to time, a copy of Guarantor's most recent annual report on Form 10-K or quarterly report on Form 10-Q, in each case as filed with the Securities and Exchange Commission (the "SEC"); provided however, if Guarantor is not required to file such reports with the SEC, Guarantor agrees to furnish to Creditor such comparable financial information respecting Guarantor as Creditor may from time to time reasonably request.

         8.  Miscellaneous.
             -------------

             (a)   Notice. Any notice or other communication given hereunder by
                   ------
either Guarantor or Creditor to the other party ("Notice") shall be in writing and delivered personally, mailed by registered or certified mail, postage prepaid and return receipt requested, by telecopier, or by courier guaranteeing overnight delivery, as follows:

                   (i)   if to Guarantor:

                         Dominion Energy, Inc.
                         120 Tredegar Street
                         Richmond, Virginia 23218
                         Attention: Diane Leopold/Christine M. Schwab, Esq. Telecopy No.: (804) 819-2202

                   (ii)  if to Creditor:


Notice given by personal delivery or mail shall be effective upon actual receipt or refusal of receipt. Notice given by telecopier shall be deemed effective upon transmission and electronic confirmation by the transmitting telecopier. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. All amounts becoming payable by Guarantor to Creditor under this Guaranty shall be payable at Creditor's offices located at its address for purposes of Notice, or such other place as Creditor may from time to time designate (including wire transfer instructions).

             (b)   Amendments; Waivers; Remedies. All amendments, waivers,
                   -----------------------------
consents or approvals arising pursuant to this Guaranty must be in writing signed by Guarantor and Creditor. No failure on the part of Creditor to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver. No right, power or remedy of Creditor under this Guaranty or the Contract shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

             (c)   Severability. If any provision of this Guaranty or the
                   ------------
application thereof to any party or circumstance shall be invalid or unenforceable, then the remaining provisions or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall continue to be valid and enforceable.

             (d)   Assignment. Neither Guarantor nor Creditor may assign its
                   ----------
rights or obligations under this Guaranty without the other party's prior written consent, which consent may not be unreasonably withheld; provided, however, Creditor may assign its rights hereunder without consent of Guarantor (but with prior notice thereof to Guarantor) to any party to whom the Contract has been properly assigned in accordance with the terms thereof. Subject to the foregoing, this Guaranty shall be binding on, and shall inure to the benefit of, Guarantor and Creditor and their respective successors and assigns.

             (e)   GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND
                   -------------
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. GUARANTOR AND CREDITOR EACH HEREBY IRREVOCABLY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE ORIGINAL JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN CHICAGO, ILLINOIS WITH REGARD TO ANY SUIT, CLAIM OR ACTION IN ANY WAY RELATED TO THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS GUARANTY, AND GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL OBJECTIONS TO WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH SUITS, CLAIMS OR ACTIONS IN SUCH JURISDICTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS. THE PARTIES HERETO FURTHER

AGREE THAT ANY AND ALL SUCH SUITS, CLAIMS OR ACTIONS SHALL BE BROUGHT OR FILED EXCLUSIVELY IN SUCH COURTS AND NOWHERE ELSE.

             (f)   Headings. The headings of the sections and subsections of
                   --------
this Guaranty are for convenience only, and shall not limit or otherwise affect the meaning hereof.

             (g)   Counterparts. Guarantor may sign this Guaranty in any
                   ------------
number of counterparts, each of which shall be an original but all of which when taken together shall constitute one and the same instrument.

             (h)   Construction of Agreement. Unless the context of this
                   -------------------------
Agreement clearly requires otherwise, (i) pronouns, wherever used herein and of whatever gender, shall include natural persons, corporations, and associations of every kind and character, (ii) the gender of all words used in this Guaranty shall include the masculine, feminine and neuter, (iii) the words "includes" or "including" shall mean "including without limitation", and (iv) the words "hereof", "herein", "hereunder" and similar terms in this Guaranty shall refer to this Guaranty as a whole and not any particular section or subsection in which such words appear.

             (i)   Interpretation and Reliance. No presumption will apply in
                   ----------------------------
favor of any party hereto in the interpretation of this Guaranty or in the resolution of any ambiguity of any provision hereof.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed effective as of the date first above written.

                                             DOMINION ENERGY, INC.

                                             By:    _______________________

                                             Name:  _______________________

                                             Title: _______________________

                                  APPENDIX I

                         Scheduled Maintenance Outages

                                                                   Frequency of                      Duration of
-------------------------------------------------------------------------------------------------------------------
       Type            Scheduled Maintenance                        Inspection                       Inspection

       Major           Combustion Inspection        Every 400 starts or 8,000 equivalent hours        4-5 days

       Major          Hot Gas Path Inspection       Every 800 starts or 24,000 equivalent hours      10-12 days

       Major             Major CT Overhaul         Every 1,600 starts or 48,000 equivalent hours       20 days

     Routine*             BOP Inspections                      Each Spring and Fall                    4 days
-------------------------------------------------------------------------------------------------------------------

*Note: Routine Balance of Plant inspections will be scheduled during a Major Inspection outage.

                                  APPENDIX K

                         Remote Monitoring Data Points

Pursuant to Section 4.3.2.7, Seller shall use commercially reasonable efforts to make available to Buyer the Station Fuel Meter outputs listed below:

         Station Fuel Meter, including:

         (a) instantaneous and integrated natural gas fuel flow;

         (b) instantaneous and integrated natural gas fuel energy flow;

         (c) instantaneous fuel quality raw data (fuel heat content, delivery pressure, delivery temperature).

Pursuant to Section 4.3.2.7, Seller shall make available to Buyer the Facility and Unit outputs listed below:

         1.    Revenue Meter Per Unit, including:

         (a) instantaneous and integrated Electric Energy output (corrected to the Point of Delivery);

         (b) instantaneous reactive power (volt-amperes-reactive, leading or lagging), or power factor (leading or lagging) as available;

         (c) integrated electric power inflow (backfeed)

         (d) station voltage (as measured at the Revenue Meter potential transformers;

         (e) system frequency (as measured on the interconnected Utility system bus, or if not available, at the Revenue Meter)

 .        2.    Individual Fuel Meter instantaneous natural gas fuel flow to the individual Units (including Elwood III Units).

         3. Station service instantaneous and integrated electric energy consumption.

 .        4.    Ambient dry-bulb temperature at or near to the combustion turbine air inlet.

 .        5.    Relative humidity or ambient wet-bulb temperature at or near to the combustion turbine air inlet.

         6. Ambient atmospheric pressure at or near to the combustion turbine air inlet.

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